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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material Pursuant to §240.14a-12
The Interpublic Group of Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE INTERPUBLIC GROUP OF COMPANIES, INC.
1114 Avenue of the Americas
New York, New York 10036

April 18, 2008

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of The Interpublic Group of Companies, Inc., to be held at 9:30 A.M. Eastern Time, on Thursday, May 22, 2008. The meeting will be held in the Paley Center for Media, 25 West 52nd Street, New York, New York.

        The business to be considered is described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to these matters, we will present a report on the state of our company.

        We hope you will be able to attend.

                      Sincerely,
                      Michael I. Roth
                       Chairman of the Board
                      and Chief Executive Officer

THE INTERPUBLIC GROUP OF COMPANIES, INC.
1114 Avenue of the Americas
New York, New York 10036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 22, 2008

        The Annual Meeting of Shareholders of The Interpublic Group of Companies, Inc. ("Interpublic") will be held in the Paley Center for Media, 25 West 52nd Street, New York, New York, on Thursday, May 22, 2008, at 9:30 A.M., Eastern Time, for the following purposes:

  1.
  To elect ten directors;

  2.
  To confirm the appointment of PricewaterhouseCoopers LLP as Interpublic's independent registered public accounting firm for the year 2008;

  3.
  To consider and vote upon the shareholder proposal regarding the calling of special shareholder meetings;

  4.
  To consider and vote upon the shareholder proposal on an advisory vote on executive compensation; and

  5.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

        The close of business on April 1, 2008 has been designated as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on May 22, 2008.

        Interpublic's 2008 Proxy Statement and 2007 Annual Report are available electronically at
 http://www.interpublic.com/2008/proxymaterials

                      By Order of the Board of Directors,
                      Nicholas J. Camera
                       Secretary

Dated: April 18, 2008

        Whether or not you plan to attend the meeting in person, please fill in, sign, date and promptly return the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States, or vote over the telephone or Internet. Your proxy is revocable, so that you may still vote your shares in person if you attend the meeting and wish to do so. If you wish to revoke your proxy, you will find instructions on how to do so on page 1 of this Proxy Statement.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

PROXY STATEMENT

GENERAL

Introduction

        The Interpublic Group of Companies, Inc. ("Interpublic", the "Company", "us", "we" or "our") is furnishing this Proxy Statement in connection with the solicitation by the Board of Directors of Interpublic of proxies to be voted at the Annual Meeting of Shareholders, which will be held in the Paley Center for Media, 25 West 52nd Street, New York, New York, at 9:30 A.M., Eastern Time, on Thursday, May 22, 2008.

        Interpublic's principal executive office is located at 1114 Avenue of the Americas, New York, NY 10036. This Proxy Statement and the enclosed form of proxy, together with Interpublic's Annual Report to Shareholders, are first being sent to shareholders on or about April 18, 2008.

        Any proxy given in response to this solicitation may be revoked at any time before it has been exercised. The giving of the proxy will not affect your right to vote in person if you attend the meeting. Your proxy, whether given by the execution of the proxy, by telephone or via the Internet, may be revoked at any time prior to its exercise by giving written notice to our Secretary at The Interpublic Group of Companies Inc., 1114 Avenue of the Americas, New York, NY 10036, by delivering a later dated proxy, or by voting in person at the meeting.

        If you do not attend the Annual Meeting, or if you attend and do not vote in person, the shares represented by your proxy will be voted in accordance with your instructions on the matters set forth in items 1 through 4. If no voting instructions are given with respect to any one or more of the items, a duly granted proxy will be voted on the uninstructed matter or matters as follows:

  •
  FOR the Board's nominees for election as directors;

  •
  FOR the confirmation of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as Interpublic's independent registered public accounting firm for 2008;

  •
  AGAINST the shareholder resolution regarding the calling of special shareholder meetings; and

  •
  AGAINST the shareholder resolution on an advisory vote on executive compensation.

        A duly granted proxy also may be voted in the discretion of the proxy holders on any other matter submitted to a vote at the meeting.

Outstanding Shares

        The record date for the Annual Meeting is April 1, 2008. The outstanding capital stock of Interpublic at the close of business on April 1, 2008 consisted of 472,167,390 shares of Common Stock, and 525,000 shares of 5.25% Series B Cumulative Convertible Perpetual Preferred Stock (the "Series B Preferred Stock"). Holders of Interpublic's Common Stock are the only security holders entitled to vote at this meeting of shareholders. Each share of Common Stock is entitled to one vote on each matter that is submitted to a vote of shareholders at the meeting.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information concerning direct and indirect beneficial ownership of Interpublic's Common Stock as of December 31, 2007 by persons known to Interpublic to have beneficial ownership of more than 5% of the Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class
Dodge & Cox(2) 555 California Street, 40th Floor San Francisco, CA 94104	48,896,585	10.40%
Franklin Resources, Inc.(3) One Franklin Parkway San Mateo, CA 94403	54,890,306	11.60%
Hotchkis and Wiley Capital Management, LLC(4) 725 S. Figueroa Street 39th Fl Los Angeles, CA 90017	35,299,210	7.50%
Lord Abbett & Co. LLC(5) 90 Hudson Street Jersey City, NJ 07302	38,106,682	8.08%
UBS AG(6) Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	51,725,395	11.00%

(1)
The rules of the Securities Exchange Commission ("SEC") deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership of the security within 60 days, for example through the conversion of notes or preferred stock.

(2)
This disclosure is based on information supplied by Dodge & Cox ("Dodge") in an Amendment No. 3 to a Schedule 13G filed with the SEC on February 13, 2008, in which Dodge reported that it is an investment adviser that has sole voting power with respect to 46,544,485 shares and shared voting power with respect to 96,300 shares of Common Stock and sole dispositive power with respect to 48,896,585 shares of Common Stock.

(3)
This disclosure is based on information supplied by Franklin Resources, Inc. ("Franklin") in an Amendment No. 3 to a Schedule 13G filed with the SEC on February 8, 2008, in which Franklin reported that it is a holding company of a group of investment management companies that in the aggregate have sole voting power with respect to 46,925,283 shares of Common Stock and sole dispositive power with respect to 47,417,588 and shared dispositive power with respect to 225,845 shares of Common Stock.

(4)
This disclosure is based on information supplied by Hotchkis and Wiley Capital Management, LLC ("Hotchkis") in an Amendment No. 1 to a Schedule 13G filed with the SEC on February 14, 2008, in which Hotckis reported that it is an investment adviser that has sole voting power with respect to 21,758,610 shares of Common Stock and sole dispositive power with respect to 35,299,210 shares of Common Stock.

(5)
This disclosure is based on information supplied by Lord, Abbett & Co. LLC ("Lord Abbett") in an Amendment No. 2 to a Schedule 13G filed with the SEC on February 14, 2008, in which Lord Abbett reported that it is an investment adviser that has sole voting power with respect to 36,780,182 shares of Common Stock and sole dispositive power with respect to 38,106,682 shares of Common Stock.

(6)
This disclosure is based on information supplied by UBS AG ("UBS") in an Amendment No. 1 to a Schedule 13G filed with the SEC on March 10, 2008, in which UBS reported that it is a holding company of a group of investment management companies that in the aggregate have sole voting power with respect to 45,371,770 shares of Common Stock and shared dispositive power with respect to 51,725,395 shares of Common Stock.

SHARE OWNERSHIP OF MANAGEMENT

        The following table sets forth information concerning the direct and indirect beneficial ownership of Interpublic's Common Stock as of April 1, 2008 by each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table below, and all directors and executive officers of Interpublic as a group:

Name of Beneficial Owner	Common Stock Ownership(1)(2)(3)(4)(5)	Options Exercisable Within 60 Days	Total
Frank J. Borelli	35,193	13,010	48,203
Reginald K. Brack	53,193	13,010	66,203
Jocelyn Carter-Miller	9,024	0	9,024
Jill M. Considine	33,693	13,010	46,703
John J. Dooner, Jr.	819,878	920,222	1,740,100
Richard A. Goldstein	30,924	6,000	36,924
H. John Greeniaus	112,960	4,000	116,960
Mary J. Steele Guilfoile	9,024	0	9,024
William T. Kerr	40,093	0	40,093
Philippe Krakowsky	83,864	72,205	156,069
Frank Mergenthaler	199,314	66,585	265,899
Michael I. Roth	614,687	424,402	1,039,089
J. Phillip Samper	45,175	13,010	58,185
Timothy A. Sompolski	76,955	85,482	162,437
David M. Thomas	22,393	0	22,393
All directors and executive officers as a group (17 persons)	2,302,782	1,912,750	4,220,532

(1)
The rules of the SEC deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership thereof within 60 days, for example through the exercise of a stock option. Common Stock ownership set forth in this table includes unvested shares of restricted stock awarded under any of the 2006 Performance Incentive Plan, 2004 Performance Incentive Plan, the 2002 Performance Incentive Plan, the 1997 Performance Incentive Plan, the Interpublic Outside Directors' Stock Incentive Plan and the Interpublic Non-Management Directors' Stock Incentive Plan due to the right of the persons identified to exercise voting power with respect to the shares. Except as otherwise indicated, each person has sole voting and sole dispositive power over the shares indicated as beneficially owned.

(2)
No individual identified in the table has, nor do Interpublic's directors and executive officers as a group have, beneficial ownership of more than 1% of the outstanding shares of Common Stock.

(3)
Includes for Mr. Goldstein 1,600 shares held by his spouse in a trust.

(4)
No executive officer or director of Interpublic has pledged as security any shares of Common Stock.

(5)
No executive officer or director of Interpublic is a beneficial owner of any (i) shares of the Series B Preferred Stock or (ii) of Interpublic's outstanding convertible notes.

Voting

        Each director shall be elected by a majority of the votes cast "for" his or her election.

        Interpublic's by-laws provide that the election of each director requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, except that in a contested election where the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. Accordingly, at the 2008 Annual Meeting, a nominee will be elected as a director only if the holders of a majority of the shares present and entitled to vote cast votes "for" his or her election. In accordance with Interpublic's by-laws, any incumbent nominee who fails to receive the necessary vote "for" his or her election is required to resign from the Board no later than 120 days after the date of the certification of the election results.

        Approval of Items 2 through 4 will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Interpublic's transfer agent tabulates the votes. Abstentions and broker non-votes are each tabulated separately and are counted as shares present for the purpose of determining whether there is a quorum present for the conduct of business at the Annual Meeting. For Items 2 through 4, shares that are the subject of an abstention are included as shares entitled to vote on the matter and, therefore, have the same effect as a vote against the matter, and shares, if any, that are the subject of a broker non-vote with respect to a particular matter are not included as shares entitled to vote on that matter.

Shareholder Proposals To Be Presented At 2009 Annual Meeting

        Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders scheduled to be held on May 21, 2009, must be received by Interpublic by December 29, 2008, and must comply with applicable SEC regulations, in order to be considered for inclusion in Interpublic's Proxy Statement and form of proxy relating to that meeting. If notice of a proposal intended to be presented at the Annual Meeting is not received by Interpublic before March 21, 2009, the persons named as proxies in Interpublic's 2009 proxy material will have the discretionary authority to vote on the matter in accordance with their best judgment without disclosure in the proxy statement of such matter or of how the proxy holders intend to exercise their discretionary authority to vote on the matter.

1.    ELECTION OF DIRECTORS

        The Board of Directors, on the recommendation of the Corporate Governance Committee, has nominated the individuals listed below as its candidates for election as directors at the Annual Meeting. Persons elected as directors at the Annual Meeting will hold office until the 2009 Annual Meeting of Shareholders and until their successors are elected and qualify or until their earlier death, resignation or removal. Certain biographical information concerning each of the nominees is provided below. All of the nominees are currently serving as directors of Interpublic. The Board of Directors believes that each of the nominees will be available and able to serve as a director. However, if for any reason any of the nominees is unable to serve, all proxies will be voted for the remainder of the nominees and, unless the size of the Board of Directors is reduced, for a replacement nominee designated by the Board of Directors having due regard for any recommendation of the Corporate Governance Committee.

        J. Phillip Samper, after 18 years of distinguished service, has announced his intention to retire from the Board at the Annual Meeting.

        The following information with respect to the principal occupation or employment, recent employment history, age and directorships in other companies is as of March 15, 2008, and has been furnished or confirmed to Interpublic by the respective nominees.

        FRANK J. BORELLI has been a Senior Adviser to Stone Point Capital, a former wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("Marsh & McLennan") since his retirement on January 2, 2001. Prior to that time he was Senior Vice President of Marsh & McLennan from January through December 2000 and was Senior Vice President and Chief Financial Officer from 1984 through 1999. He is a director of Express Scripts, Inc. and Genworth Financial, Inc. and was a director of Marsh & McLennan until September 30, 2000. Mr. Borelli has been a director of Interpublic since 1995. Age 72.

        REGINALD K. BRACK is the Former Chairman and Chief Executive Officer of Time, Inc. From September 1994 to June 1997, Mr. Brack was Chairman of Time, Inc. and was its Chairman, President and Chief Executive Officer from December 1986 until August 1994. Mr. Brack also serves on the Board of Directors of Quebecor World, Inc. Mr. Brack has been a director of Interpublic since 1996. Age 70.

        JOCELYN CARTER-MILLER is President of TechEdVentures, a firm that develops and manages charter schools and community-based programs. Ms. Carter-Miller was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004. Prior to that time, Ms. Carter-Miller was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. from February 1999 until February 2002. Ms. Carter-Miller serves on the Board of Directors of The Principal Financial Group, Inc. Ms. Carter-Miller is also a former board member of the Association of National Advertisers. Ms. Carter-Miller has been a director of Interpublic since July 2007. Age 50.

        JILL M. CONSIDINE has been Senior Advisor of The Depository Trust & Clearing Corporation and its subsidiaries (securities depository and clearing house) since August 2007, having served as Chairman from August 2006 to August 2007, and as both Chairman and Chief Executive Officer from January 1999 to August 2006. The Depository Trust & Clearing Corporation is a holding company that is the parent of various securities clearing corporations and The Depository Trust Company which is a large securities depository limited purpose trust company and clearing corporation. She was President of the New York Clearing House Association, L.L.C. from 1993 to 1998. Ms. Considine served as a Managing Director, Chief Administrative Officer and as a member of the Board of Directors of American Express Bank Ltd., from 1991 to 1993. She also serves on the Board of Directors of Atlantic Mutual Insurance Companies, Ambac Financial Group, Inc. and Fulcrum Group, Ltd. Ms. Considine has been a director of Interpublic since February 1997. Age 63.

        RICHARD A. GOLDSTEIN retired as Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. (IFF) in May 2006 after serving in that position for six years. Prior to his six years leading IFF, Mr. Goldstein served for 25 years in key executive positions at Unilever, including as

Business Group President of Unilever North American Foods from 1996 to June 2000 and as President and Chief Executive Officer of Unilever United States, Inc. from 1989 to June 2000. Mr. Goldstein is also a Director of Fiduciary Trust Company International and Fortune Brands. Mr. Goldstein has been a director of Interpublic since 2001. Age 66.

        H. JOHN GREENIAUS has been President of G-Force, Inc. since 1998. He was Chairman and Chief Executive Officer of Nabisco, Inc. from 1993 through 1997. Prior to 1993, Mr. Greeniaus held various marketing and general management positions in the U.S., Canada, and the U.K. with Nabisco, PepsiCo, J. Walter Thompson and Procter & Gamble. He also serves on the Board of Directors of Primedia Inc. Mr. Greeniaus has been a director of Interpublic since December 2001. Age 63.

        MARY J. STEELE GUILFOILE is currently Chairman of MG Advisors, Inc., a privately owned financial services merger and acquisitions advisory and consulting firm. From 2000 to 2002, Ms. Guilfoile was Executive Vice President and Chief Administrative Officer at JPMorgan Chase. Ms. Guilfoile was Partner, CFO and COO of The Beacon Group, a private equity, strategic advisory and wealth management partnership, from 1996 through 2000. Ms. Guilfoile continues as a partner in the ongoing investment arm of The Beacon Group. Ms. Guilfoile also serves on the Board of Directors of Valley National Bancorp. Ms. Guilfoile has been a director of Interpublic since October 2007. Age 54.

        WILLIAM T. KERR has been Chairman of Meredith Corporation since 1998. He was Chairman and Chief Executive Officer of Meredith Corporation from 1998 to 2006. He was President and Chief Executive Officer of Meredith Corporation from 1997 to 1998. Mr. Kerr served as President and Chief Operating Officer for Meredith Corporation from 1994 through 1997 and as Vice President of Meredith Corporation and President of its Magazine Group from 1991 through 1994. Prior to that time, Mr. Kerr served as Vice President of The New York Times Company and President of its magazine group, a position he held since 1984. Mr. Kerr also serves on the Board of Directors of the Principal Financial Group, the Whirlpool Corporation and Arbitron, Inc. Mr. Kerr has been a director of Interpublic since October 2006. Age 66.

        MICHAEL I. ROTH became Chairman of the Board and Chief Executive Officer of Interpublic, effective January 19, 2005. Prior to that time Mr. Roth served as Chairman of the Board of Interpublic from July 13, 2004 to January 2005. Mr. Roth served as Chairman and Chief Executive Officer of The MONY Group Inc. from February 1994 to June 2004. Mr. Roth also serves on the Board of Directors of Pitney Bowes Inc. and Gaylord Entertainment Company. Mr. Roth has been a director of Interpublic since February 2002. Age 62.

        DAVID M. THOMAS retired as executive chairman of IMS Health Inc. ("IMS") in March 2006, after serving in that position since January 2005. From November 2000 until January 2005, Mr. Thomas served as Chairman and Chief Executive Officer of IMS. Prior to joining IMS, Mr. Thomas was Senior Vice President and Group Executive of IBM from January 1998 to July 2000. Mr. Thomas also serves on the Board of Directors of Fortune Brands Inc. Mr. Thomas has been a director of Interpublic since October 2004. Age 59.

CORPORATE GOVERNANCE PRACTICES

Corporate Governance Guidelines

        Interpublic has a strong commitment to sustaining sound corporate governance practices. Interpublic's Corporate Governance Guidelines are available free of charge on Interpublic's website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary.

Director Independence

        In accordance with New York Stock Exchange ("NYSE") listing standards (the "NYSE Listing Standards"), the Board annually evaluates the independence of each member of the Board of Directors under the independence standards set forth in Interpublic's Corporate Governance Guidelines, and under the applicable rules of the NYSE Listing Standards. Interpublic's Director Independence Standards are included in Interpublic's "Corporate Governance Guidelines" available at the website noted above.

        Interpublic has eleven directors, one of whom, Michael I. Roth, is an employee of Interpublic (who is referred to in this Proxy Statement as the "Management Director") and ten of whom are not employees of Interpublic or its subsidiaries (those non-employee directors are referred to in this Proxy Statement as "Non-Management Directors" or "Outside Directors"). Of the ten Non-Management Directors, the Corporate Governance Committee has determined, at its meeting held on February 28, 2007, that Mss. Carter-Miller, Considine and Guilfoile and Messrs. Brack, Goldstein, Greeniaus, Kerr, Samper and Thomas are each independent directors under its Corporate Governance Guidelines and the NYSE Listing Standard. Under the NYSE Listing Standards, Mr. Borelli is deemed not to be independent because his son is a principal of Deloitte & Touche, a firm Interpublic has used to support a number of internal audit functions. Mr. Borelli's son is not a certified public accountant and is not engaged in providing services to Interpublic. All of the members of the Compensation Committee, the Corporate Governance Committee and the Audit Committee are independent directors.

Meeting of Independent Directors

        The NYSE Listing Standards require that if the group of Non-Management Directors includes one or more directors that are not independent, then at least once annually, the Non-Management Directors should hold an executive session that includes only independent directors. The Board held an executive session of its independent directors on March 27, 2008. Mr. Goldstein served as the Chairperson of the executive session.

Director Selection Process

        The Corporate Governance Committee is charged with the responsibilities described in this Proxy Statement below under the heading "Principal Committees of the Board of Directors—Corporate Governance Committee."

        One of the Committee's responsibilities is to identify and recommend to the Board candidates for election as directors. The Committee considers candidates suggested by its members, other directors, senior management and shareholders as necessary in anticipation of upcoming director elections or due to Board vacancies. The Committee is given broad authorization to retain, at the expense of Interpublic, external legal, accounting or other advisers including search firms to identify candidates and to perform "background reviews" of potential candidates. The Committee is expected to provide guidance to search firms it retains about the particular qualifications the Board is then seeking.

        In 2007 Mss. Jocelyn Carter-Miller and Mary J. Steele Guilfoile were each elected by the Board to become members of the Board of Directors of Interpublic. Interpublic paid a fee to professional search firm Spencer Stuart & Associates to identify and assist the Committee in identifying, evaluating and conducting due diligence on potential nominees, and such firm identified Mss. Carter-Miller and Guilfoile.

        All director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates are considered in light of the entirety of their credentials, including:

  •
  their business and professional achievements, knowledge, experience and background, particularly in light of the principal current and prospective businesses of Interpublic and the strategic challenges facing Interpublic and its industry as a whole;

  •
  their integrity and independence of judgment;

  •
  their ability and willingness to devote sufficient time to Board duties;

  •
  their qualifications for membership on one or more of the committees of the Board;

  •
  their potential contribution to the diversity and culture of the Board;

  •
  their educational background;

  •
  their independence from management under NYSE Listing Standards and Interpublic's Corporate Governance Guidelines;

  •
  the needs of the Board and Interpublic; and

  •
  the Board's policies regarding the number of boards on which a director may sit, director tenure, retirement and succession as set out in Interpublic's Corporate Governance Guidelines.

        In determining the needs of the Board and Interpublic, the Committee considers the qualifications of sitting directors and consults with other members of the Board (including as part of the Board's annual self-evaluation), the CEO and other members of senior management and, where appropriate, external advisers. All directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board and its various committees, as well as in less formal contacts with management.

        Director candidates, other than sitting directors, are interviewed by members of the Committee and by other directors, the CEO and other key management personnel, and the results of those interviews are considered by the Committee in its deliberations. The Committee also reviews sitting directors who are considered potential candidates for re-election, in light of the above considerations and their past contributions to the Board.

        Shareholders wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of its Chairperson, at The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036. Any recommendations will be considered for the next annual election of directors in 2008. A recommendation should include the proposed candidate's name, biographical data and a description of his or her qualifications in light of the criteria listed above. If Interpublic receives in a timely manner, in accordance with the SEC requirements, any recommendation of a director candidate from a shareholder, or group of shareholders, that beneficially owns more than 5% of Interpublic's Common Stock for at least one year as of the date of recommendation, as determined under SEC rules, Interpublic will disclose in its proxy statement the names of the recommending shareholder(s) and the proposed candidate if the shareholder (or each member of the group) and the candidate consent in writing to that disclosure.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND NON-MANAGEMENT DIRECTORS

        Interested parties may contact Interpublic's Board of Directors, or the Non-Management Directors as a group, at the following address:

  Board of Directors or Non-Management Directors, as applicable
  The Interpublic Group of Companies, Inc.
  1114 Avenue of the Americas
  New York, NY 10036

        Communications may also be sent to individual directors at the above address. Communications to the Board, the Non-Management Directors or to any individual director that relate to Interpublic's accounting, internal accounting controls or auditing matters will also be referred to the Chairperson of the Audit Committee. Other communications will be referred to the Presiding Director (whose responsibilities are described below) or the appropriate committee chairperson.

CODE OF CONDUCT

        Interpublic has adopted a code of ethics, known as the Code of Conduct, which applies to all employees of Interpublic and its subsidiaries and affiliates. Interpublic's Corporate Governance Guidelines provide that members of the Board of Directors and officers (which includes Interpublic's Chief Executive Officer, Chief Financial Officer, Controller and other persons performing similar functions) must comply with the Code of Conduct. In addition, the Corporate Governance Guidelines state that the Board will not waive any provision of the Code of Conduct for any Director or executive officer. The Code of Conduct, including future amendments, is available free of charge on Interpublic's website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary.

MEETINGS AND COMMITTEES OF THE BOARD

Board Structure and Committees

        Interpublic has eleven members of the Board of Directors consisting of one Management Director and ten Non-Management Directors. The standing committees of the Board consist of the Executive Committee, the Compensation Committee, the Corporate Governance Committee and the Audit Committee. The activities of the Compensation Committee, the Corporate Governance Committee and the Audit Committee are each governed by a charter that is available free of charge on Interpublic's website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary. A description of the responsibilities of each standing Committee of the Board is provided in this Proxy Statement below under the heading "Principal Committees of the Board of Directors."

Attendance at Board of Directors and Committee Meetings

        The Corporate Governance Guidelines provide that each director is expected to prepare for, attend and participate in, at least 75% of all regularly scheduled and special meetings of the Board, absent special circumstances. The Board of Directors of Interpublic held 6 meetings in 2007 and committees of the Board held a total of 18 meetings. During 2007, each director attended 75% or more of the total number of meetings of the Board of Directors and committees on which he or she served.

Attendance at Annual Meeting of Shareholders

        Interpublic does not have a specific policy for attendance by directors at the Annual Meeting of Shareholders. However, each current director who was a director at the time of the 2007 Annual Meeting attended the meeting.

Principal Committees of The Board of Directors

        The table below provides 2007 membership information for each of the Board Committees.

Name	Audit	Compensation	Corporate Governance	Executive
Frank Borelli				X
Reginald K. Brack		X*	X	X
Jocelyn Carter-Miller		X
Jill M. Considine		X	X*	X
Richard A. Goldstein**	X*		X	X
H. John Greeniaus	X	X
Mary J. Steele Guilfoile	X
William T. Kerr	X	X
Michael I. Roth				X*
J. Phillip Samper	X		X
David Thomas	X		X
Number of Meetings Held in 2007	8	5	5	0

*
Chair

**
Presiding Director

Executive Committee

        The Executive Committee is authorized, when the Board of Directors is not in session, to exercise all powers of the Board of Directors which, under Delaware law and the by-laws of Interpublic, may properly be delegated to a committee, except certain powers that have been delegated to other committees of the Board of Directors or reserved for the Board of Directors itself. Due to the frequency in number of meetings of the Board and other committees of the Board, the Executive Committee did not hold any meetings in 2007.

Corporate Governance Committee

        The Corporate Governance Committee is responsible for recommending to the Board of Directors the persons to be nominated for election to the Board of Directors and the membership and chairman of each Board committee. The other responsibilities of the Corporate Governance Committee include the establishment of criteria for membership on the Board and its committees, the review and recommendation to the Board as to the independence of Non-Management Directors under the standards set forth in Interpublic's Corporate Governance Guidelines and the NYSE Listing Standards, the evaluation on an annual basis of the collective performance of the Board and the Board's committees, the recommendation to the Board of compensation and benefits for Non-Management Directors, and the review, the continual assessment and the recommendation to the Board of the best practices in corporate governance matters generally. The Corporate Governance Committee held five meetings in 2007.

Audit Committee

        The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the internal and external audit processes. In addition, the Audit Committee provides an avenue for communication among internal audit, the independent auditors, financial management and the Board. The Audit Committee also is responsible for the selection and retention of Interpublic's independent auditors and the review of their compensation, subject to approval of the Board of Directors. Specific activities of the Committee are described in the Audit Committee Report below. Each member of the Audit Committee is a Non-Management Director and is independent in accordance with the standards set forth in Interpublic's Corporate Governance Guidelines and the NYSE Listing Standards. The Board has determined that each member of the Audit Committee qualifies as an "audit committee financial expert" within the meaning of applicable SEC rules. The Audit Committee held eight meetings in 2007.

Compensation Committee

        The Compensation Committee is responsible for the adoption and periodic review of a remuneration strategy for Interpublic and its subsidiaries, which ensures that executive compensation for key senior executives is designed to incentivize and reward long-term growth, profitability and return to shareholders.

        The Compensation Committee is responsible for approving the compensation paid to senior executives of Interpublic and its subsidiaries. For these purposes, compensation includes but is not limited to: (1) salary, (2) deferred compensation, (3) bonuses and other extra compensation of all types, including annual and long-term performance incentive awards under Interpublic's 2006 Performance Incentive Plan, (4) insurance paid for by Interpublic or any of its subsidiaries other than group plans, (5) annuities and individual retirement arrangements, (6) Executive Special Benefit Agreements, (7) Interpublic's Senior Executive Retirement Income Plan ("SERIP"), and (8) Interpublic's Capital Accumulation Plan ("CAP"). The Compensation Committee also administers the 2006 Performance Incentive Plan (and its predecessors, the 2004 Performance Incentive Plan, the 2002 Performance Incentive Plan, the 1997 Performance Incentive Plan, the Long-Term Performance Incentive Plan, the Management Incentive Compensation Plan and the 1996 Stock Incentive Plan) and the Employee Stock Purchase Plan (2006).

        The Committee approves any newly adopted or major changes made to these plans and makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans. The Committee also reviews initiatives of Interpublic and its subsidiaries to retain and develop key employees on an ongoing basis and coordinates, manages and reports to the Board on the annual performance evaluation of key executives of Interpublic. In addition, the Committee is authorized, if appropriate, to hire experts or other independent advisers or legal counsel, at Interpublic's expense, to assist the Committee in the discharge of its duties. The Compensation Committee held five meetings in 2007.

        The Committee's primary processes for establishing and overseeing executive compensation can be found below in the Compensation Discussion and Analysis under the heading "Setting Compensation for the Named Executive Officers."

Presiding Director

        Interpublic created the position of Presiding Director of the Board in November 2002. The Presiding Director of the Board helps to coordinate communications between the Board and management of Interpublic. Specifically, the Presiding Director convenes and chairs meetings of the Non-Management Directors, coordinates and develops the agenda for, and chairs executive sessions of, the Non-Management Directors, coordinates feedback to the Chairman and Chief Executive Officer on behalf of the Non-Management Directors regarding business issues and management, and coordinates and develops with the Chairman of the Board and Chief Executive Officer the agendas and presentations for meetings of the Board together with the informational needs associated with those agendas and presentations. Mr. Goldstein currently serves as the Presiding Director.

Review and Approval of Transactions with Related Persons

        Interpublic's Code of Conduct requires directors and employees to avoid activities that could conflict with the interests of Interpublic, except for transactions that are disclosed and approved in advance. Interpublic has adopted a written policy (the "Related Person Transaction Policy") for approval of any transaction, agreement or relationship between Interpublic or any of its consolidated subsidiaries on the one hand, and a Related Person (a "Related Person Transaction").

        Under the Related Person Transaction Policy, a "Related Person" is defined as any (i) director, nominee for election as a director, or executive officer of Interpublic or a nominee for director or any of their immediate family members (as defined by the Related Person Transaction Policy); (ii) any entity, including not-for-profit and charitable organizations, controlled by or in which any of the foregoing persons have a substantial beneficial ownership interest; or (iii) any person who is known to be, at the time of the transaction, the beneficial owner of more than 5% of the voting securities of Interpublic or an immediate family member of such person.

        Under the policy, Related Person Transactions do not include any employee benefit plan, program, agreement or arrangement that has been approved by the Compensation Committee or recommended by the Compensation Committee for approval by the Board.

        To facilitate compliance with the policy, the Code of Conduct requires that employees, including directors and executive officers, report circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of Interpublic, regardless of the amount involved, to Interpublic's Chief Risk Officer using Interpublic's Compliance Report Form. Each director and executive officer annually confirms to the Company certain information about related person transactions as part of the preparation of Interpublic's Annual Report on Form 10-K and its annual proxy statement. Director nominees and persons promoted to executive officer positions must also confirm such information. Management also reviews its records and makes additional inquiries of management personnel and, as appropriate, third parties and other resources for purposes of identifying related person transactions, including related person transactions involving beneficial owners of more than 5% of Interpublic's voting securities.

        The Audit Committee reviews transactions subject to the Related Person Transaction Policy and determines whether or not to approve or disapprove those transactions, by examining whether or not the transactions are fair, reasonable and within Interpublic policy. The Audit Committee makes it determination, by taking into account all relevant factors and the controls implemented to protect the interests of Interpublic and its shareholders. Among the factors that the Audit Committee takes into account in determining whether a transaction is fair and reasonable, as applicable, are the following:

  •
  the benefits of the transaction to Interpublic;

  •
  the terms of the transaction and whether they are arm's-length and in the ordinary course of Interpublic's business;

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  the direct or indirect nature of the related person's interest in the transaction;

  •
  the size and expected term of the transaction; and

  •
  other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

        No director may participate in any consideration or approval of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is the Related Person. Related

Person Transactions entered into, but not approved or ratified as required by the Related Person Transaction Policy, are subject to termination by Interpublic. If the transaction has been completed, the Audit Committee will consider if rescission of the transaction is appropriate and whether disciplinary action is warranted.

Share Ownership Guidelines

        Director Share Ownership Guidelines.    The Compensation Committee has adopted stock ownership guidelines for Non-Management Directors. These guidelines set the minimum ownership expectations for Non-Management Directors at a value of $240,000,which represents three times the Directors' current annual cash retainer of $80,000. Non-Management Directors have 5 years from their initial election to meet this guideline (or, for incumbent directors, until October 2012). Annual grants to Directors of shares of restricted stock are included in the determination of the ownership guideline amount, but stock underlying unexercised stock options held by Non-Management Directors is not included. In addition, Non-Management Directors will be required to hold all shares awarded to them (net of shares sold to meet tax requirements upon vesting) until they resign or retire from the Board. We believe that the equity component of director compensation serves to further align the Non-Management Directors with the interests of our shareholders. For information about share ownership of our Non-Management Directors, see "Non-Management Director Compensation" on page 15 and "Share Ownership of Management" on page 4.

        Executive and Senior Management Share Ownership Guidelines.    In 2007, the Compensation Committee adopted formal share ownership guidelines that set minimum expectations for ownership of stock by executive and senior management of Interpublic and its subsidiaries. Currently, 39 executives and members of senior management are covered under this share ownership policy. The ownership guidelines state that executives and members of senior management are expected to reach certain levels of stock ownership—stated as a multiple of an executive's base salary—within five years of becoming subject to the guidelines and are advised to reach the applicable level earlier. The expected level of stock ownership is as follows:

Value of Shares Owned
Chief Executive Officer	5.0 × Base Salary
Executive officers and members of senior management	2.0 × Base Salary
Officers and members of senior management	0.75 × Base Salary

        For purposes of these guidelines, stock ownership includes shares over which the executive has direct or indirect ownership or control, including shares of restricted stock and shares purchased under the 2006 Employee Stock Purchase Plan. Executive and senior management are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. Shares underlying unexercised stock options held by executives and senior management are not considered in determining whether these guidelines have been met. Executive and senior management are advised to hold all compensatory shares (net of taxes) until the applicable stock ownership level is reached. For information about executive stock ownership, see "Share Ownership of Management" on page 4.

NON-MANAGEMENT DIRECTOR COMPENSATION

Annual Board/Committee Retainer Fees

        During 2007, each Non-Management Director received as cash compensation for services rendered an annual retainer of $80,000, and no additional compensation for attendance at Board or committee meetings.

        The Chairperson of the Compensation Committee and the Chairperson of the Corporate Governance Committee each receives an additional retainer of $7,500 per year and the Chairperson of the Audit Committee receives an additional retainer of $10,000 per year.

Presiding Director Retainer Fees

        As Presiding Director of the Board, Mr. Goldstein received an annual retainer of $50,000 in addition to his retainer as (i) a Non-Management Director and (ii) Chairperson of the Audit Committee.

Non-Management Directors Plan

        Each Non-Management Director also receives, as consideration for services rendered as a member of the Board, stock-based compensation under the Interpublic Non-Management Directors' Stock Incentive Plan, which was approved by the shareholders in 2004 (the "Non-Management Directors' Plan"). The Non-Management Directors' Plan provides for an annual grant to each Non-Management Director of share of Interpublic common stock having a market value of $80,000 on the date of grant (the "Restricted Shares").

        A recipient of Restricted Shares has all rights of ownership, including the right to vote and to receive dividends, except that, prior to the expiration of the earlier to occur of (i) the three-year period after the date of grant or (ii) the retirement of the director on or after the first anniversary of the date of grant (the "Restricted Period"), the recipient is prohibited from selling or otherwise transferring the shares.

        If the recipient's service as a director terminates for any reason (including death) before the first anniversary of the date of grant of Restricted Shares, all such Restricted Shares will be forfeited.

        The Corporate Governance Committee, which is responsible for the administration of the Non-Management Directors' Plan, may in its discretion direct Interpublic to make cash payments to the recipient of any Restricted Shares to assist in satisfying the federal income tax liability with respect to the receipt or vesting of any Restricted Shares awarded under the Non-Management Directors Plan. For 2007, the Corporate Governance Committee did not direct Interpublic to make any such cash payments.

        On January 31, 2008, in accordance with the Non-Management Directors' Plan, each of Mss. Carter-Miller, Considine and Guilfoile and Messrs. Borelli, Brack, Goldstein, Greeniaus, Kerr, Samper and Thomas received a grant of 9,024 Restricted Shares.

Deferred Compensation Arrangement

        Mr. Goldstein and Ms. Considine each has an agreement with Interpublic under which they have deferred all fees that the individual received as a director or as a member of any committee of the Board of Directors prior to 2007. The amounts deferred earn credits equivalent to 4.829% interest in accordance with the terms of Interpublic's Plan for Credits Equivalent to Interest on Balances of Deferred Compensation Owing under Employment Agreements. Payments of the amounts deferred, together with accrued interest, will be made to the director, or his or her designated beneficiaries, as the case may be, in a lump-sum upon the director's death, disability or retirement from the Board.

        Both Ms. Considine and Mr. Goldstein have elected to receive all director fees on a current basis beginning with fees for services performed on and after January 1, 2007.

Outside Directors' Pension Plan

        Each Non-Management Director who, as of December 31, 1995, had accumulated at least five years of service is entitled to receive an annual retirement benefit under the Interpublic Outside Directors' Pension Plan (the "Outside Directors' Pension Plan"). In general, the benefit becomes payable in the month following the month the director leaves the Board. The benefit is equal to the amount of the annual retainer paid to the director as a Board member in the year in which he or she ceased to serve as a director and will be paid for the same number of years as the director's years of service, up to a maximum of 15 years. In the event of the death of a director with a vested retirement benefit, the then present value of the director's unpaid retirement benefits will be paid to the surviving spouse or the estate of the director. Effective December 31, 1995, the Outside Directors' Pension Plan was terminated, except to the extent benefits were accrued prior to termination. Any director with fewer than five years of service on the date that the Plan was terminated is not entitled to receive any benefits under the Plan. Mr. Samper, who has over 15 years of service as a director, is the only current director entitled to receive benefits under the Outside Directors' Pension Plan.

        The following table shows the compensation paid to Non-Management Directors for 2007.

Name(1)	Fees Earned or Paid in Cash ($) (2)(3)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)(6)	All Other Compensation ($)(7)	Total($)
Frank Borelli	80,000	77,923	0	0	0	20,000	177,923
Reginald K. Brack	87,500	82,521	0	0	0	15,000	185,021
Jocelyn Carter-Miller	40,000	0	0	0	0	0	40,000
Jill M. Considine	87,500	82,521	0	0	0	17,500	187,521
Richard A. Goldstein	140,000	77,923	0	0	0	20,000	237,923
H. John Greeniaus	80,000	82,521	0	0	0	20,000	182,521
Mary J. Steele Guilfoile	20,000	0	0	0	0	0	20,000
William T. Kerr	80,000	73,324	0	0	0	15,000	168,324
J. Phillip Samper	80,000	77,923	0	0	$405,976	20,000	583,899
David M. Thomas	80,000	76,423	0	0	0	20,000	176,423

(1)
Michael Roth, Interpublic's Chairman of the Board and Chief Executive Officer, is not included in this table because he is an employee of Interpublic and thus receives no compensation for his services as Director. Mr. Roth's compensation as an employee of Interpublic is shown in the Summary Compensation Table on page 3, and the sections that follow the Summary Compensation Table.

(2)
Reflects aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees and chairmanship fees and, for Mr. Goldstein, fees for service as the Presiding Director.

(3)
Ms. Carter-Miller began her term as a director on July 26, 2007 following her election by the Board of Directors. Ms. Guilfoile began her term as a director on October 25, 2007 following her election by the Board of Directors.

(4)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R), excluding estimated forfeitures, of awards pursuant to the Non-Management Directors Plan (and its predecessor, the Interpublic Outside Directors' Stock Incentive Plan) and thus may include amounts attributable to awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in Note 14 to Interpublic's audited financial statements for the fiscal year ended December 31, 2007 included in

  Interpublic's Annual Report on Form 10-K filed with the SEC on February 29, 2008 (the "2007 Form 10-K"). On January 31, 2007, each of the directors, other than Ms. Carter-Miller and Ms. Guilfoile, received a grant of 6,069 Restricted Shares. The "grant date fair value" of the shares awarded to the directors, calculated in accordance with SFAS 123(R), based on the average high and low shares price of Interpublic common stock ($13.18) on the grant date, is $80,000. The grants were made in accordance with the Non-Management Directors Plan, which is described in greater detail on page 15, under the heading "Non-Management Directors Plan."

(5)
Ms. Considine and Mr. Goldstein each have an agreement with Interpublic under which each director deferred all fees that he or she received as a director or a member of any committee prior to 2007, which is described in greater detail on page 15, under the heading Deferred Compensation Arrangement. Ms. Considine and Mr. Goldstein each elected to end the deferral of his or her fees as of December 31, 2006. During 2007, the deferral balances earned credits equivalent to an interest rate 4.829%, and accordingly were not "above-market" or "preferential" as defined by SEC rules.

(6)
Mr. Samper is entitled to receive benefits under the Outside Directors' Pension Plan, which is described in greater detail on page 16, under the heading "Outside Directors' Pension Plan." Mr. Samper, a director of Interpublic since 1990, achieved the maximum benefit under the Outside Directors' Pension Plan in 2005. The payments under the plan will commence the month following his retirement from the Board. As of December 31, 2007, the increased amount in the pension value for Mr. Samper is due primarily to the increase of the Board retainer fee from $40,000 to $80,000, effective January 1, 2007. The actuarial present value of Mr. Samper's accumulated benefit under the Outside Directors' Pension Plan" was determined using a discount rate of 6%.

(7)
The Board of Directors has approved a program under which the Company will match charitable contributions made by members of the Board of Directors and certain senior management employees of Interpublic and its subsidiaries up to a maximum of $20,000 that are made to eligible charities and academic institutions. The amount shown reflects the matching by the Company of charitable contributions made by Board members. The Non-Management Directors did not receive any other perquisites or other personal benefits.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

        The Compensation Committee of the Board (for the purposes of this discussion and analysis, the "Committee") is responsible for establishing, implementing and continually monitoring adherence to the Company's compensation philosophy, approving compensation awarded to senior corporate and operating executives, including the executive officers named in the Summary Compensation Table, and authorizing all awards under Interpublic's 2006 Performance Incentive Plan.

        Throughout this proxy statement, we refer to the individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table on page 34 as the "named executive officers."

Compensation Philosophy and Objectives

        The success of our Company continues to depend on our ability to attract, retain and motivate highly skilled individuals throughout our organization. Employees are our Company's most vital asset and most significant expense, so we must make sure our investment in this resource is disciplined and designed to drive results. Therefore, our executive compensation programs have been designed to enable us to secure the needed talent and to drive Interpublic's transformation, long-term success and the creation of shareholder value.

        In selecting, evaluating and administering our compensation programs, including those that involve the named executive officers and those that apply more broadly within the Company, management and the Committee are guided by the following key principles, which the Committee confirmed at its October 2007 meeting:

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  Performance-based and aligned with shareholders.  Our compensation programs should emphasize pay-for-performance by placing a significant portion of total compensation "at risk" by making it contingent on the achievement of performance objectives, and aligning the interests of our executives with those of our shareholders. Accordingly, revenue growth, operating margin and profit measures form the bases of the financial performance goals for our named executive officers.

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  Market-based.  Our total compensation levels should be competitive with those at other advertising and marketing service companies and, for some executive positions, with other labor markets and with companies undergoing similar transformations.

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  Short- and long-term balanced.  Our programs should focus on both short- and long-term results, and balance the Company's need to retain talent to ensure sustainable performance over longer periods with our industry's emphasis on base salaries and annual incentives.

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  Total compensation-focused.  Our compensation program decisions should be made in a total pay context. In this way, we can ensure our programs work together to comprehensively support our objectives.

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  Disciplined.  While our programs and individual pay decisions should reflect differences in job responsibilities, labor market, geographic locations and specific business needs, the overall structure of compensation and benefits programs at the senior executive levels should be consistent except in the most unique individual- or business-specific situations.

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  Easily understood.  Our programs should clearly describe for participants the link between their pay and their direct individual accomplishments and collective contributions to the Company's achievement of its strategic and operational objectives.

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  Supportive of Interpublic careers.  Our programs should encourage and ensure talent development, movement within and between our operating units, and long-term retention.

        The Company's overall compensation program comprises four principal elements: base salary, annual incentives, long-term incentives consisting of stock options, performance shares and restricted stock awards, and retirement and other benefits.

        An overview of each major compensation program element is included below in the section entitled "2007 Executive Compensation Program Elements."

Role of Executive Officers and Management in Compensation Decisions

        The Committee makes all pay decisions related to the named executive officers. The CEO does not participate in the Committee's deliberations or decisions with regard to his own compensation. However, at the Committee's request, the CEO will present individual pay recommendations to the Committee for the CFO, the other named executive officers, and other executives subject to the Committee's review. The CEO's pay recommendations are informed by his assessments of individual contributions, achievement of specified performance objectives, talent review results, competitive pay data and other factors. These recommendations are then considered by the Committee with the assistance of the independent consultant.

        The CEO, Chief Human Resources Officer, General Counsel, and Senior Vice President of Compensation and Benefits attend Committee meetings, but are not present for the Committee's executive sessions or for any discussion of their own compensation. Other senior executives, as appropriate to the topic, will attend Committee meetings, but they too do not attend executive sessions or any discussion of their own compensation.

Role of Independent Consultant

        The Committee has retained the services of an external compensation consultant, Hewitt Associates ("Hewitt") to serve Interpublic and work for the Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations.

        At no time during 2007 or at any other time did the Committee direct Hewitt to perform services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate the consultant, and the Committee evaluates the consultant annually. At its July 2007 meeting, the Committee approved the retaining of Hewitt for 2008.

Setting Compensation for the Named Executive Officers

        Interpublic's annual and long-term cash- and equity-based compensation programs are structured to motivate the named executive officers to achieve the business goals set by the Company and reward executives for achieving such goals. In addition, the Company's benefits are intended to be competitive in the relevant labor markets and attract top talent.

        The Committee reviews and assesses compensation for the named executive officers on an annual basis. The Committee approves adjustments as appropriate based on the compensation philosophy and objectives discussed above and also considers the length of time since the last adjustment. Material changes in compensation typically only occur based on performance, in response to significant changes in responsibility or market conditions, or in limited circumstances when the company is at risk of losing a talented employee.

        Compensation decisions are made based on the following information:

  •
  External Market Analysis:  The Committee completes a review of market competitive compensation levels for the named executive officers annually. This analysis is performed by the independent consultant after the Committee has approved the peer companies used for the study. The

    Committee strives to pay executives between the 50th and 75th percentile pay levels from this external market analysis, while considering internal equity and individual performance.

  •
  Internal Equity:  The Company has established internal levels of comparability based on revenue, operating income and headcount responsibility, geographic scope, and job complexity. Internal equity is one piece of information the Committee considers when making pay decisions.

  The Committee's consideration is informed by the Company's leadership talent and succession plan annual review. The Committee participates in this annual review with the full Board. The process begins within the operating companies and corporate functions, and includes the CEO meeting with the chief executive officers of each of the Company's principal operating units and with the heads of the corporate staff functions to review senior talent, succession plans, and diversity and inclusion efforts. The CEO then reviews senior talent with the full Board, including a discussion of each of the named executive officers, their potential successors, and succession plans for his own position, thereby providing the Board with additional insight into each named executive officer's capabilities, potential and performance.

  •
  Individual Performance:  The leadership talent and succession plan annual review described above includes the named executive officers. The review helps to identify succession to critical roles, ensure appropriate relative compensation decisions, and establish development opportunities for the named executive officers to increase their retention and reduce unwanted turnover. These reviews inform pay decisions by providing an in-depth look at the named executive officers, their responsibilities, relative contributions and future potential, and their relative compensation.

        In 2007, the Committee's independent consultant conducted its annual market analysis to assess the competitiveness of total target compensation to the named executive officers. (Total target compensation includes base salary, target annual incentive and target long-term incentives.) To reflect the fact that the Company competes for executive talent with direct industry peers and a broader group of companies, the annual compensation analyses benchmarked pay against multiple peer groups to capture the labor markets that are sources of talent for the Company's businesses. These peer groups included:

  •
  Advertising Peers:  Companies that directly compete with the Company for services and talent. This data was drawn from proxy and/or 20-F filings (SEC disclosure form pertinent to foreign private issuers).

  •
  Custom Peer Group:  A peer group of 15 companies in related industries with similar talent needs, including publishing, media, and other talent-dependent companies facing similar talent challenges (i.e. professional services companies). The data was sourced from Hewitt Associates' Total Compensation Measurement Database and proxy filings. Statistical analysis was used to adjust the compensation data to reflect Interpublic's company size and structure.

  •
  Broader service industry companies:  A broader group of companies in the publishing, media, broadcasting, consulting, professional and financial services industries. The median revenue of this group was $6.4 billion. This group was used only as a supplemental source when the other data sources (above) provided insufficient data. The data was sourced from Hewitt Associates' Total Compensation Measurement Database and proxy filings. Statistical analysis was used to adjust the compensation data to reflect Interpublic's company size and structure.

        The table below lists the specific companies included within the two primary peer groups used to assess compensation to the named executive officers in 2007:

Advertising Peers		Custom Peer Group
•	Havas	•	Accenture	•	News Corp.
•	Publicis Groupe	•	BearingPoint	•	PricewaterhouseCoopers
•	WPP Group	•	CBS Corp.	•	Thomson
•	Omnicom	•	EW Scripps	•	Time Warner
		•	Gannett	•	Tribune
		•	Liberty Media	•	Viacom
		•	Meredith	•	Warner Music
		•	New York Times

        Data from the Advertising Peers and Custom Peer Group was used to assess the pay competitiveness of Messrs. Roth, Mergenthaler, and Dooner. Data from the broader service industry companies was used to supplement the analyses for Messrs. Krakowsky's and Sompolski's roles because there was insufficient data for these two roles from the two peer groups and the broader group of companies reflected the applicability of these roles to various industries.

        Data from these sources was used to determine a range of competitive pay. By considering data for multiple peer groups, the Committee reduced concerns about potential inaccuracies in and limitations of a single competitive data point. The independent consultant advised that using multiple reference points provided the Committee with a more complete view of competitive pay practices within the Company's relevant labor markets for our named executive officers.

2007 Executive Compensation Program Elements

        For the fiscal year ended December 31, 2007, the principal components of Interpublic's executive compensation program were:

  •
  Base salary;

  •
  Performance-based annual incentive compensation;

  •
  Long-term equity-based incentive compensation; and

  •
  Retirement and other benefits.

Base Salary

        Base salary is central to our ability to attract and retain our talent, including our named executive officers. Although its prominence in the pay mix declines with seniority, base salary generally remains an important part of compensation discussions with executive talent in this industry.

        Each year, after considering competitive analyses provided by the independent consultant and other factors as described below, the Committee determines the base salary for the CEO and, after considering recommendations from the CEO, the Committee approves base salaries for the other named executive officers.

        The Committee considers many quantitative and qualitative factors when determining base salaries, including the executive's total compensation, individual performance, level of responsibility, tenure, pay history and time since last increase, and prior experience. As appropriate, the Committee will also consider any material changes in responsibilities and/or respond to perceived retention risks. The Committee makes use of periodic comparisons to base salary data paid for comparable positions within the Company and the independent consultant's annual compensation analyses for base salaries paid to comparable positions within comparably-sized advertising and companies in related industries with similar client focus and talent strategies.

        For the named executive officers, base salaries are the subject of individual employment agreements (described in greater detail on page 48 under the heading "Employment Agreements"), which give Interpublic the ability to increase, but not decrease, base salary. Effective January 1, 2007, the Committee decided to discontinue auto and club allowances for the CEO and other named executive officers, reflecting its belief that these perquisites are not necessary for these roles, and approved an increase to base salaries by an equivalent amount. These increased salaries are included in the Summary Compensation Table on page 34 and described in greater detail on page 48 under the heading "Employment Agreements." The 2007 salaries reported in the table include $30,000, $20,000, $35,000, $20,000 and $20,000 increases for Messrs. Roth, Mergenthaler, Dooner, Krakowsky and Sompolski, respectively that correspond to this shift of auto and club allowances to salary.

        At its March 2008 meeting, the Committee elected to increase Mr. Roth's base salary to $1,400,000 effective April 1, 2008. The decision was based on the three-year period since becoming Chairman and CEO without an increase, competitive data for similar positions as provided by the independent consultant as part of its annual review, the CEO role's prominence in the Company's transformation, improvements in the Company's Profit Before Taxes, Operating Margin, and Revenue Growth, the Company becoming Sarbanes-Oxley compliant and its desire to ensure his retention.

        In 2007, the Committee approved an increase in Mr. Mergenthaler's base salary to $900,000 effective November 1, 2007. This decision was based on the CEO's recommendation, the two-year period since he was hired without an increase, competitive data for similar positions as provided by the independent consultant as part of its annual review, the CFO role's prominence in the Company's transformation, the incumbent's strong performance in improving the Company's financial planning, budgeting and reporting capabilities, leading the Company's Sarbanes-Oxley compliance, improving the finance function's resources and personnel, and the Company's desire to ensure his retention.

        The Committee also approved an increase in Mr. Krakowsky's base salary to $620,000 effective April 1, 2007. This decision was based on the CEO's recommendation, Mr. Krakowsky's additional responsibilities, which included greater direct involvement with the Company's media assets, competitive data for similar positions as provided by the independent consultant as part of its annual review, the prominence of his role in the Company's transformation, his strong performance and the Company's desire to ensure his retention.

Annual Incentives

        Annual cash incentives are paid to reward performances that drive shareholder value through growth, improved profitability, and the achievement of high priority strategic objectives. They are a standard component of competitive compensation within our labor markets and an important tool for driving behavior, improving financial results and increasing shareholder value. The annual cash incentive awards to senior executives are made under the shareholder-approved 2006 Performance Incentive Plan (the "2006 PIP"). The 2006 PIP limits the bonus amount that may be earned by any one individual to $5,000,000.

        For the purposes of 2007 and prospective 2008 bonus awards, the Committee has set a specific individual incentive award target for each named executive officer. The individual incentive award target is expressed as a percentage of each individual's base salary. Each year, as part of its total compensation review for senior executives and after considering the independent consultant's competitive analyses and other factors, the Committee determines the annual incentive target for the CEO, and, after considering recommendations from the CEO, approves the annual incentive targets for the named executive officers. The Committee's approach is consistent with that described above for base salary considering many quantitative and qualitative factors, as well as individual employment agreements. For 2007 and 2008, annual cash incentive targets, as a percent of base salary, for the named executive officers are as follows: Mr. Mergenthaler 100%; Mr. Dooner 100%; Mr. Krakowsky 100%; and Mr. Sompolski 75%. Mr. Roth's

annual cash incentive target for 2007 was 150% of his base salary. At its March 2008 meeting, the Committee elected to increase Mr. Roth's target bonus to 160% of his base salary in recognition of the Company's improvements in its Profit Before Taxes, Operating Margin, and Revenue Growth, and the Company becoming Sarbanes-Oxley compliant. For the named executive officers other than Mr. Dooner, annual incentive targets are the subject of individual employment agreements (described in greater detail on page 48 under the heading "Employment Agreements") which give Interpublic the ability to increase, but not decrease, such targets. Mr. Dooner's annual incentive target is not an element of his employment contract and is periodically determined by the Committee.

        In 2007, actual awards earned could vary between 0% and 200% of this individual incentive target based 2/3rds on financial performance and 1/3rd on the achievement of high priority objectives, except for Mr. Dooner who's award was based 50% on financial performance and 50% on the achievement of high priority objectives. For Messrs. Roth, Mergenthaler, Krakowsky and Sompolski financial performance was assessed based on the consolidated Operating Margin (OM) and Profit Before Taxes (PBT) of the Company. For Mr. Dooner, the financial performance measures were OM and Operating Income After Incentives (OIAI) of McCann Worldgroup. OM, PBT and OIAI are the Company's primary measures of profitability. PBT is defined as the profit before taxes from operating, non-operating, continuing and non-continuing operations. OIAI is defined as operating income before restructuring and impairment charges, and after the cost of all incentives. OM is defined as OIAI divided by Gross Revenue. Financial measures are equally-weighted with results compared to minimum, target and maximum levels set for Interpublic and its principal operating units early in the year. Prior to this assessment, financial results may be adjusted for one-time extraordinary items, with the specific items subject to the Committee's review and approval.

        For 2008, the Committee revised the relative weights placed on financial objectives and high priority objectives to 2/3rds and 1/3rd, respectively, for Mr. Dooner. This change reflects the Committee's view that, although high priority objectives continue to represent key strategic imperatives, an increased portion of the award should be directly tied to the Company or unit's annual financial results to follow the key principles in the compensation philosophy.

        High priority objectives are set early in the year, and may include quantitative and/or qualitative objectives specific to the individual. High priority objectives include goals tied to the Company's or operating unit's strategic priorities and typically include client retention, governance and control, talent management, diversity and inclusion and collaboration. For quantitative high priority objectives, specific objectives are established. For qualitative high priority objectives, specific accomplishments or expectations are defined and the Committee exercises judgment in assessing performance. With all high priority objectives, performance is assessed after considering written self-assessments provided to the Committee for the Company and its principal operating units. Results are then categorized as "below minimum," "minimum," "good," "very good," and "exceptional," and a rating of 0% to 200% of target assigned.

        For the fiscal year ended December 31, 2007, the named executive officers received the following annual incentive awards, which were paid in March 2008.

Name	2007 Annual Incentive Award
Michael I. Roth	$2,404,640
Frank Mergenthaler	$1,300,000
John J. Dooner, Jr.	$1,750,000
Philippe Krakowsky	$1,000,000
Timothy A. Sompolski	$620,000

        For the named executive officers including Mr. Roth and other than Mr. Dooner, the Committee considered Interpublic's financial performance and each individual's achievement of individual high priority objectives. The financial portion of each corporate executive's 2007 award is based on ratings of

143.6% and 132.0% for PBT and OM, respectively. These ratings were based on performance relative to pre-set targets that the Committee considered difficult to achieve, and final results that represented PBT and OM growth relative to 2006 of 225% and 349 basis points, respectively. The final financial performance ratings were based on pre-determined schedules approved by the Committee early in 2007 and each financial performance rating is applied to 1/3rd of each executive's incentive target. For the purposes of the financial performance assessment, the Committee approved adjustments to financial targets and results, as agreed at the time objectives were established, for certain extraordinary and non-recurring items, including merger and/or restructuring-related costs, non-cash Company driven real estate transactions and reversal of restatement-related credits from prior years.

        For the corporate named executive officers other than Mr. Roth, each executive's high priority objective rating is based on the Committee and CEO's assessment of the executive officer's achievement of key strategic objectives.

        Mr. Mergenthaler received a high priority objective rating of "exceptional" or 200% reflecting his leadership role and success in: managing the finance function, the Company achieving Sarbanes-Oxley compliance, improving finance talent at corporate and within the operating units, achieving broad-based cost containment and reduction disciplines, enhancing the Company's information tools and technology, dramatically improving the financial planning process, working effectively with the Company's financial constituencies, as well as leading the Company's diversity and inclusion initiatives as both Chairperson of the Corporate Diversity Council and an executive sponsor of employee resource groups.

        Mr. Krakowsky received a high priority objective rating of "very good" to "exceptional" or 189.5% reflecting his leadership role and success in: defining the Company's strategy to improve overall competitiveness, implementing and evolving an aligned media strategy that contributed to dramatically improved performance at the Company's media assets in 2007, assessing the Company's digital offerings and providing oversight over certain emerging media activity, managing a number of major cross-agency client matters, as well as leading the Company's diversity and inclusion initiatives as an executive sponsor of employee resource groups and a member of the Corporate Diversity Council.

        Mr. Sompolski received a high priority objective rating of "very good" or 159.5% reflecting his success in managing the human resources function including ongoing improvement in and development of human resources talent resident at Interpublic and the operating units, his leadership role in the Company's diversity and inclusion efforts; and his driving of improvements in the Company's talent management capabilities and succession planning.

        Mr. Roth received a high priority objective rating of "very good" or 150% reflecting his leadership role and success in: leading the company back to growth and a dramatic improvement in profitability, the Company achieving Sarbanes-Oxley compliance, defining a vision and strategy for the Company that will enhance long-term competitiveness, improving management succession and talent development processes at the principal operating units and at Interpublic, providing personal leadership and making significant progress against employee and supplier diversity objectives, continuing to promote best practices in corporate governance, disclosure and transparency, as well as working effectively with the Company's financial constituencies.

        One-half of Mr. Dooner's incentive target was tied to McCann Worldgroup's financial results relative to specific pre-set objectives and the remaining one-half to his achievement of individual or shared high priority objectives set for McCann Worldgroup. The financial portion of Mr. Dooner's 2007 award, therefore, was directly based on McCann Worldgroup's financial assessment of 94.6% and 93.8% for OIAI and OM, respectively, as McCann Worldgroup achieved 97.8% and 97.5%, respectively, of its pre-set financial performance objectives. The Company has elected in accordance with SEC guidance not to disclose the specific performance objectives or 2007 results as this financial data is not publicly-disclosed and might provide competitive insights that could harm our business. Management and the Committee, however, did deem these financial performance targets as relatively difficult to achieve and McCann

Worldgroup's financial performance as very strong after considering that McCann Worldgroup's 2007 OIAI and OM targets represented 16% and 9% increases, respectively, over 2006 levels.

        The remaining 50% of Mr. Dooner's incentive target was tied to his achievement of pre-set high priority objectives and a rating of "very good" to "exceptional" or 178.2%. This assessment, recommended by the CEO and approved by the Committee, reflects McCann Worldgroup's significant creative performance, becoming Sarbanes-Oxley compliant, actions taken on specific talent-related initiatives, and progress on diversity and inclusion initiatives across the operating company.

Long-term Incentives

        Long-term Incentive awards support Interpublic's talent management strategy, and are designed to retain and attract top talent, and align executive and shareholder interests by focusing recipients on the long-term performance of Interpublic and its principal operating units. Management and the Committee believe long-term incentives are a vital way to encourage collaboration across the Company and drive sustainable results across a multi-year period. Further, these incentives ensure that executives have compensation at risk for longer periods of time and subject to forfeiture in the event they terminate their employment.

        The Company's annual equity awards are made annually on the final trading day in May each year. In advance, the Committee determines the long-term incentive target, defined as a dollar expected value, for the CEO and, after considering recommendations from the CEO, approves the long-term incentive targets for the other named executive officers. This is part of its total compensation review for senior executives and considers the independent consultant's competitive analyses and other factors, such as each executive's total compensation, pay history, absolute and relative performance, and expected future performance. The Committee's approach is consistent with that described above for base salary considering many quantitative and qualitative factors, as well as individual employment agreements. For the named executive officers, long-term incentive targets are the subject of individual agreements (described in greater detail on page 48 under the heading "Employment Agreements"), and which allow Interpublic to increase, but not decrease, long-term incentive targets.

        Once the recommendations are approved, long-term incentive awards are made under the 2006 PIP. In 2007, Mr. Roth's long-term incentive awards comprised stock options and performance shares. For the other named executive officers, annual long-term incentive awards comprised a mix of stock options, restricted stock and performance shares. For the named executive officers, the Committee believes stock options are an effective long-term incentive as they provide senior strategy-setting and policy-making leaders, the members of the Company's leadership team best able to directly influence Interpublic's share price, with additional incentive tied to stock price gains.

        Total long-term incentive expected value guidelines are set for each position. The Committee set the following long-term incentive expected value guidelines for 2007: Mr. Roth, $5,000,000; Mr. Mergenthaler, $1,000,000; Mr. Dooner, $1,000,000; Mr. Krakowsky, $500,000; and Mr. Sompolski, $800,000. For 2007, based on the Company's significant progress in its transformation including improvements in its Profit Before Taxes, Operating Margin, and Revenue Growth, and likelihood of being fully compliant with Sarbanes-Oxley by year-end, the Committee decided to provide Mr. Roth with an additional long-term incentive award with an expected value of $1,000,000. For participants receiving more than one type of long-term incentive, the expected value is then allocated among the types of awards according to specific formulae. For grants made in 2007, the expected value of Mr. Roth's long-term incentive award was intended to be split equally between stock options and performance shares, and for the remaining named executive officers, 50% of the total long-term incentive expected value is provided in stock options, 25% in performance shares and 25% in restricted shares. The split is intended to be consistent with the Company's executive compensation key principals.

        The number of stock options or restricted shares granted, or performance shares awarded at target, is determined by dividing the expected value allocated to each type of award, by its corresponding estimated expected value at the time of grant. These estimated expected values are developed with the independent consultant's assistance, and for stock options with the assistance of the third party that provides the Company with stock option values for SFAS 123(R) reporting purposes, and reflect an approximation of the relative economic values for stock options, performance shares and restricted shares. In all cases, these expected values and stock option exercise prices are based on the Company's stock price on the date of grant using the average of the Company's high and low prices for that day. In no event is the grant date to precede the approval date.

        The expected values at grant for the named executive officers' 2007 annual long-term incentive awards were as follows:

Name	Stock Options	Performance Shares	Restricted Shares
Michael I. Roth	$2,446,000	$3,000,000	$0
Frank Mergenthaler	$500,000	$250,000	$250,000
John J. Dooner, Jr.	$500,000	$250,000	$250,000
Philippe Krakowsky	$250,000	$125,000	$125,000
Timothy A. Sompolski	$400,000	$200,000	$200,000

        Under the terms of the 2006 PIP, Mr. Roth's 2007 stock option award could not exceed 500,000 stock options. For 2007, this limit resulted in an award with a total grant date expected value of $2,446,000, which resulted in a $554,000 shortfall relative to the expected value with respect to stock options approved by the Committee. Similarly, in 2006, this limit resulted in a $301,000 expected value shortfall relative to the expected value with respect to stock options approved by the Committee. In view of the reduced awards in 2006 and 2007, the Committee awarded Mr. Roth restricted shares in February 2008 with an expected value equal to the expected values for the 2006 and 2007 stock options on the restricted stock grant date. The Committee, with the assistance of a third party that provides the Company with stock option values for SFAS 123(R) reporting purposes, determined the expected value of the 2006 and 2007 stock options shortfall to be $517,778 as of February 2008. Accordingly, Mr. Roth was granted restricted shares with an expected value at grant of $517,778, or 59,583 shares, with two-year vesting, which is intended, on average, to replicate the vesting periods for the 2006 and 2007 stock option awards.

        Equity awards are made on an annual grant cycle except for those made as needed on a case-by-case basis to attract new executives, retain existing talent, address total compensation objectives, substitute for cash, and/or reflect a material change in responsibilities. In 2007, the Committee made the following grants outside of the normal annual grant cycle:

        In February 2007, the Committee granted restricted stock to Mr. Roth with a fair market value of $1,000,000 with just over three-year vesting. As discussed in the section below headed "Retirement and Other Benefits," this grant was based on the Committee's assessment of Mr. Roth's wealth accumulation and retirement benefits, and the decision was made in conjunction with the decision to increase his annual Capital Accumulation Plan credit.

        At the end of October, the Committee granted Mr. Mergenthaler restricted stock with a fair market value of $1,000,000 with four-year vesting. This award was made as part of Mr. Mergenthaler's total compensation review as described in the base salary section above.

        In March of 2007, the Committee granted Mr. Dooner restricted stock with a fair market value of $500,000 with three-year vesting as partial payment of his annual incentive related to 2006 performance. As disclosed in the Company's 2007 proxy statement, the Committee considered McCann Worldgroup's 2006 financial results, including assessments of 121% and 110% for OIAI and OM (as defined in the third paragraph of the "Annual Incentives" section above), respectively, and a high priority objective rating of "very good" for 2006 reflecting McCann Worldgoup's significant creative gains, improvements made toward achieving a Sarbanes-Oxley compliant environment, progress on specific talent-related initiatives and other strategic steps forward. Based on this assessment, the Committee approved a $2,000,000 annual incentive award, $1,500,000 of which was paid in cash and the balance in restricted shares with three-year vesting and a $500,000 fair market value at their grant on March 30, 2007.

        In 2007, annual equity awards were made on May 31. At the Committee's May meeting, except for performance shares for which specific target expected values are approved for named executive officers at the Committee's March meeting, the Company presents a specific list with equity award recommendations by individual for the Committee's review and approval. Equity award recommendations must include individual grant amounts and individual grant details. Also at this meeting, the Committee will make further determinations regarding the proposed annual equity awards and the specific grant date, which is not to precede the date of the Committee's meeting. In each case, if awards are approved, the Committee's determination will specify in detail an objective formula (or formulae) for determining, in respect of each grant, as applicable, option exercise price, number of options or number of shares of restricted shares or restricted stock units, and performance shares or performance share units to be issued. The formula (or formulae) for determining an option's exercise price, the number of options or stock appreciation rights, or number of shares of restricted shares, restricted stock units, to be issued will be based on the fair market value of a share of the Company common stock on the grant date. The formula (or formulae) for determining the number of performance shares or performance units to be issued will be based on 80% of the fair market value of a share of the Company's common stock on the grant date. This 80% ratio was determined by the Committee's independent consultant as the expected value of the Company's performance shares and performance units.

        At its March 2008 meeting, the Committee approved, for award on the final trading day of May 2008, the performance share portion of 2008 annual equity awards to the current and possible future named executive officers. For the named executive officers, the expected values, assuming performance at the target level, were as follows: $2,500,000 for Mr. Roth, $250,000 for Messrs. Mergenthaler and Dooner, $125,000 for Mr. Krakowsky, and $200,000 for Mr. Sompolski with the specific number of target shares to be determined on the award date based on an expected value per share, which equals 80% of the share price on the grant date as described above.

        Stock options are granted on such terms as are approved by the Committee. The grant must occur subsequent to the Committee's approval, the term of the option may not exceed ten years and the exercise price may not be less than the fair market price of the Common Stock on the date of grant. In the case of a new executive hire, the Committee may approve the award prior to the extension of the employment offer and the grant is timed for the final trading day of the month in which the executive's employment begins.

        All stock options granted to the named executive officers in 2007 vest 33%, 33% and 34% on the second, third and fourth anniversaries, respectively, of the date of grant. The Company believes that these vesting provisions promote a long-term focus and provide a strong retention incentive for participants. Grants to the named executive officers are shown in the Grants of Plan-Based Awards Table on page 37.

        Full-value shares play a prominent role in the Company's long-term incentives program with a focus on restricted stock and performance shares. For restricted stock, the sale or transfer of shares is typically restricted for a period of three years from the grant date and the shares are subject to forfeiture if the executive leaves Interpublic before the restrictions expire, unless the Committee determines otherwise. Two exceptions generally apply as follows. First, the Company may, on a case-by-case basis grant shares with different vesting periods, most often in the case of up-front equity grants made to new executives as consideration for equity forfeited at prior employers. In these instances, the Company will strive to generally approximate the vesting terms that existed for the forfeited equity and, per the terms of the plan for restricted stock, will not vest in less than one year. Second, equity awards may be used to address a specific employment or retention need and the vesting period may be lengthened or shortened as appropriate to the specific individual circumstances.

        For performance shares, participants are given a target number of shares at the time of the awards. At the end of the three-year performance and vesting period(s), the participant is granted full-value shares. The number of shares granted may vary from 0% to 200% of the target number based on Interpublic or its principal operating unit's multi-year performance against pre-set objectives. For the periods beginning in 2005, 2006 and 2007, performance will be assessed against equally-weighted metrics intended to drive revenue growth and profitability. Final award values are, therefore, a function of performance against these metrics and the price performance of Interpublic's Common Stock, and are paid in fully-vested shares or cash, as determined by the Committee, as soon as practicable after audited financial results are available for the completed performance period, the Committee approves the results, and the vesting period ends.

        For the named executive officers, other than Mr. Dooner, performance shares awarded in 2007 for the 2007-09 performance period are tied to Interpublic's three-year cumulative revenue growth and operating margin. Performance shares awarded to Mr. Dooner are tied to the same metrics for McCann Worldgroup. The target number of shares were established on May 31, 2007 based on the share price on that date, and the final number of shares, if any, will be issued at the end of the three-year performance period depending on the extent to which the performance objectives are achieved. The Company has elected in accordance with SEC guidance not to disclose the specific performance objectives as these financial target data are not publicly-disclosed and might provide competitive insights that could harm our business. Management and the Committee, however, based on year-over-year comparisons, deem these financial performance targets as relatively difficult to achieve.

Retirement and Other Benefits

        The Company also provides its named executive officers with life and medical insurance, retirement savings and compensation deferral programs and other benefits. The other benefits include the Capital Accumulation Plan ("CAP"), a non-qualified plan under which a fixed dollar amount and interest are annually credited to an account in each participant's name, and the Senior Executive Retirement Income Plan ("SERIP"), a defined benefit plan under which participants receive a fixed annual annuity for 15 years upon a qualifying retirement. Additional benefits may include executive medical benefits, the Company's qualified 401(k) savings plan and reimbursement for tax planning and preparation.

        Other compensation and benefits serve several purposes. Some, like tax planning and executive medical are in direct response to industry norms, and the expectations of executives and candidates alike.

        As part of its competitive pay analyses, the independent consultant periodically provides the Committee with a comparison of Interpublic's benefits programs to those for peer companies. The sample of peer companies used for this purpose, while different from that described earlier for assessing the Company's compensation programs, is intended to mirror those earlier comparator groups as closely as possible. As the benefits competitive data is provided using different survey sources, the company samples are not identical. In its work, the independent consultant attempts to ensure that the benefits sample is as close to the other sample(s) as possible. This benefits program review is conducted in the context of total compensation, and the analyses consider compensation and benefits in total.

        Decisions regarding new or enhanced participation in these programs are made after considering the total compensation, and are often used as inducements for new hires to accept employment or as one component to a total pay discussion or negotiation. For many of the named executive officers, retirement and other benefits are the subject of individual employment agreements (described in greater detail on page 48 under the heading "Employment Agreements"), which give Interpublic the ability to increase, but not decrease, the specific benefit.

        The Company's 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all U.S.-based employees, including the named executive officers, are able to contribute up to 25% of their annual compensation (100% if age 50 or older) on a before-tax basis. The annual contribution is subject to dollar limits prescribed by the federal tax laws. For employees with less than 10-years service, the Company will match 50% of the first 6% of compensation that is contributed. For employees with 10 or more years of service, the Company will match 75% of the first 6% of compensation that is contributed. The Company's 401(k) savings plan also allows after-tax contributions up to limits prescribed by the federal tax laws. The match applies to the total amount contributed before- and after-tax.

        The Company provides an additional performance-based match whereby a fixed percentage may be contributed to participants' accounts based on the Committee's assessment of the Company's annual performance, including the Company's Operating Margin for its consolidated U.S. businesses relative to pre-set targets. The objective of this feature is to induce greater participation in the 401(k) savings plan and to provide all U.S. employees with a link to the Company's performance. For 2007, the Committee approved an additional match equal to 8% of participant matched contributions.

        On a case-by-case basis, the Committee and Management Human Resources Committee (MHRC), comprising Interpublic's CEO, CFO, General Counsel and Chief Human Resources Officer, to which the Committee delegates certain responsibilities, consider the appropriateness of CAP and SERIP participation and benefits. In making recommendations to the Committee or MHRC, the Company considers the individual's role, level in the organization, total compensation level, performance, length of service, and other factors. When making determinations to award additional non-qualified cash wealth accumulation or retirement awards, the Company also considers all forms of accrued qualified and non-qualified retirement benefits previously awarded or earned, and assumes the executive contributed the maximum amount permitted to the 401(k) savings plan.

        The CAP provides participants with an annual dollar credit to an interest-bearing account. Under the terms of the Plan, interest is credited on December 31st of each year at an interest rate equal to the closing 10-year U.S. Treasury yield on the last business day of the immediately preceding calendar year. As reflected in the Summary Compensation Table on page 34, credits were added in 2007 to the CAP accounts of Messrs. Roth, Mergenthaler, Sompolski and Krakowsky per terms of agreements made in prior years. At its February 2007 meeting, the Committee decided to increase Mr. Roth's annual CAP credit by $250,000 and to grant him $1,000,000 in restricted shares, as described under "long-term incentives" above, after considering the independent consultant's total compensation review, a wealth accumulation analysis, and Mr. Roth's tenure and performance in the role. At its October 2007 meeting, the Compensation Committee decided to increase Mr. Mergenthaler's annual CAP credit by $100,000 after considering the independent consultant's total compensation review, Mr. Mergenthaler's tenure and expected service at retirement. For a more detailed description of the CAP, see "Deferred Compensation Arrangements—The Interpublic Capital Accumulation Plan" on page 45.

        The SERIP provides a defined annual annuity to selected executives for a 15-year period upon satisfying the vesting provisions. Participation is limited to a select group of very senior executives and requires Committee approval. At its March 2008 meeting, after considering the independent consultant's total compensation review, a wealth accumulation analysis, and Mr. Roth's tenure and performance in the role, the Compensation Committee approved Mr. Roth's participation in the SERIP. The Compensation Committee set Mr. Roth's annual annuity under the SERIP, upon attainment of age 65, at $110,000. Mr. Roth is the only named executive officer that participates in the SERIP. For a more detailed description of the SERIP, see "Pension Arrangements—The Interpublic Senior Executive Retirement Income Plan" on page 43.

Severance and Change of Control Benefits

        The named executive officers may receive severance benefits from the Company under the terms of their employment agreements (described in greater detail on page 48 under the heading "Employment Agreements"), the Company's Executive Severance Plan and/or their change of control agreements depending on the circumstances of their terminations. Under the 2006 PIP, named executive officers receive accelerated vesting and payouts at target of their annual and long-term incentives upon a Change of Control (as defined on page 58). Severance benefits under these and other applicable plans or agreements are described below.

        In 2006, the Company's Board of Directors approved the Executive Severance Plan ("ESP") to provide severance benefits in certain situations and in a consistent manner that are competitive with those of our direct competitors and general industry, and to mitigate job security concerns for named executive officers and other senior executives. Under the Plan, severance benefits will be provided if the executive's employment is terminated by the Company without cause or the executive resigns for good reason (collectively, a "Qualifying Termination"). Severance levels depend on each executive's role with more senior executives receiving higher severance levels, including base salary and medical benefits. Severance periods (during which a participant continues to receive his base salary and medical benefits at active employee rates, or cash in lieu thereof, for the severance period followed by COBRA coverage, or cash in lieu thereof, at regular COBRA rates) for the named executive officers are as follows: 24 months for Mr. Roth and 18 months for Messrs. Mergenthaler, Dooner, Krakowsky and Sompolski.

        In 2007, the Company entered into revised change of control agreements with selected senior executives, including each of the named executive officers. These agreements are intended to encourage the retention and focus of critical executive talent in the face of the potentially disruptive impact of a Change of Control of the Company. In addition, the agreements are intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives' own employment.

        Although there are some differences in benefit levels depending on the executive's role, the basic elements are consistent across all agreements. First, benefits are contingent on a "double trigger," or a Change of Control followed by a Qualifying Termination two years thereafter. Second, the agreements provide for an enhanced severance benefit, relative to the ESP and named executive officers' employment agreements, that includes a severance payment equal to a multiple (3 for Messrs. Roth and Dooner, and 2 for Messrs. Mergenthaler, Krakowsky and Mr. Sompolski) of the individual's annual base salary plus annual incentive target (this benefit is instead of, not in addition to, the ESP benefit discussed above or similar benefits that may be provided for in employment agreements) and continued health insurance at active employee rates, or cash in lieu thereof, for the period on which the severance payment is based (i.e. the multiple set forth below times 12 months) followed by COBRA coverage (or cash in lieu thereof) at regular COBRA rates. The accelerated vesting of equity awards, treatment of deferred compensation accounts, retirement benefits, and the like, are defined by each specific plan. Change of control agreements, however, also provide for pro-rated dollar and interest credit to the executive's CAP account for the year in which the severance period ends.

        Change of control benefits for the named executive officers under the CAP, SERIP and outstanding Executive Special Benefit Agreements ("ESBAs") are as follows:

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  Upon a Change of Control, Interpublic will contribute to an unsecured trust an amount that an outside auditor determines is equal, or approximately equal, to the value of (a) the benefits that are accrued and vested under the CAP, SERIP and all ESBAs, and (b) the benefits that could become accrued and vested under the CAP, SERIP and all ESBAs within two years after the Change of Control including special CAP, SERIP and ESBA benefits that could become payable under the change of control agreements, plus an allowance for expenses that an outside auditor reasonably expects to be incurred in administering the CAP, SERIP and all ESBAs, and the unsecured trust, during the two years after the change of control.

  •
  If, within two years after a Change of Control, the executive's employment is terminated by the Company pursuant to a Qualifying Termination, the executive would receive the following benefits under CAP, SERIP and any ESBA (in full satisfaction of Interpublic's obligations to the executive under those plans):

CAP	SERIP	ESBA
• •	The executive's CAP account would become fully-vested, in the event it was not previously-vested, and the executive would receive the full value of his CAP account in a lump sum.

The executive's CAP account would receive credits for the severance period, determined as if severance were paid in semi-monthly installments rather than as a lump sum as provided in change of control agreements, and pro-rated dollar and interest credits for the year in which the termination occurs.	• •	If, as of December 31 of the calendar year in which the change of control occurs, (a) the executive's SERIP benefit will be fully vested or (b) the executive will be (i) age 55 or older and (ii) within two years of full vesting, the executive's SERIP would become fully vested and the executive would receive a lump-sum payment equal to the present value of his unreduced SERIP benefit in a lump sum.

If the executive does not satisfy either of the conditions above, the executive would receive a lump-sum payment equal to the present value of the vested portion of his SERIP benefit.	• •	If, as of December 31 of the calendar year in which the Change of Control occurs, (a) the executive is eligible to receive the maximum benefit payable under his ESBA or (b) the executive will be (i) age 55 or older and (ii) within two years of qualifying for the maximum benefit payable under his ESBA, the executive would receive the present value of the maximum benefit payable under his ESBA.

If the executive does not satisfy either of the conditions above, the executive would receive a lump-sum payment equal to the present value of the vested portion of his ESBA benefit, determined based on his age at the end of his severance period (determined as if severance were paid in semi-monthly installments, rather than as a lump sum).

Share Ownership Guidelines

        In 2007, the Committee approved the implementation, effective January 1, 2008, of stock ownership guidelines for non-employee directors, named executive officers and other senior executives. The purpose of the stock ownership guidelines are to:

  •
  Align the financial interests of executives and non-employee directors with the Company's shareholders

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  Communicate the commitment and personal investment of executives and directors in the business turnaround

  •
  Conform with corporate governance best practices trends

        The established stock ownership guidelines are expressed as multiples of base salary. The multiple for the CEO is five times base salary and for the other named executive officers is two times base salary. The executives in the program have five years to reach their established guidelines, which will be measured by adding actual Company stock owned, unvested restricted shares and any shares owned through the Company stock purchase plan.

Tax and Accounting Implications

Deductibility of Executive Compensation

        U.S. federal income tax law prohibits the Company from taking a tax deduction for certain compensation paid in excess of $1,000,000 to the named executive officers (other than the principal financial officer). However, performance-based compensation, as defined in the tax law, is fully deductible if the plan under which the compensation is paid has been approved by shareholders and meets other requirements. The Company's policy is to qualify its incentive compensation programs for full corporate deductibility to the extent feasible and consistent with its overall compensation objectives.

        As part of its role, the Committee reviews and considers the deductibility of executive compensation. The Company believes that compensation paid in 2007 under the management incentive plans is generally fully deductible for federal income tax purposes, except as indicated below. In certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its named executive officers. In this regard, for 2007, base salary amounts and restricted share awards in excess of $1,000,000 (in the aggregate) for the named executive officer covered by Section 162(m) was not deductible for federal income tax purposes.

        The Company has guidelines for reviewing the impact of the accounting and tax treatment of various forms of compensation covered by the 2006 PIP. The guidelines identify specific responsibilities and actions required by the Human Resources, Accounting and Tax departments for all group and individual actions. These guidelines are designed to ensure that accounting and tax treatment of the awards granted under the plan are properly addressed.

Nonqualified Deferred Compensation

        On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements, which generally include any deferred compensation and nonqualified retirement benefits, as well as most of the Company's severance arrangements. The Company is operating all deferred compensation arrangements in good faith compliance with the statutory provisions which were effective January 1, 2005 and the final regulations under Section 409A of the Internal Revenue Code issued on April 10, 2007. The Company is in the process of amending all plans, agreements, and other arrangements with nonqualified deferred compensation subject to the new rules by the deadline established by the Internal Revenue Service, which is currently December 31, 2008.

Accounting for Stock-based Compensation

        Beginning on January 1, 2006, the Company began accounting for stock-based payments including its grants of stock options, restricted shares and performance shares in accordance with the requirements of SFAS 123(R).

Compensation Recovery in the Event of a Financial Restatement

        For performance periods beginning after December 31, 2005, Interpublic's Board has adopted a policy under which, in the event of a significant restatement of financial results due to fraud or misconduct, it will review payments made to senior executives on the basis of having met or exceeded specific performance targets during the restatement period. If such bonuses would have been lower had they been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of the Company all such bonuses to senior executives whose fraud or misconduct resulted in such restatement, as determined by the Board. For purposes of this policy, the term "senior executives" means executive officers for purposes of the Securities Exchange Act of 1934, as amended, and the term "bonuses" means awards under The Interpublic Group of Companies, Inc. 2004 Performance Incentive Plan or any equivalent incentive plan which supersedes such plan.

COMPENSATION COMMITTEE REPORT

        Among its duties, the Compensation Committee is responsible for reviewing and discussing with the Company's management the Compensation Disclosure and Analysis included in this Proxy Statement for the 2008 Annual Meeting (the "CDA"). Based on such a review and discussion, the Committee has recommended to the Board of Directors that the CDA be included in this Proxy Statement and incorporated by reference in the Company's Form 10-K for the year ended December 31, 2007.

Reginald K. Brack, Chairman Jocelyn Carter-Miller Jill M. Considine H. John Greeniaus William T. Kerr

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth information concerning the compensation paid by Interpublic and its subsidiaries to (i) Mr. Roth, who served as the Interpublic's principal executive officer during 2007, (ii) Mr. Mergenthaler, who served as the principal financial officer in 2007 and (iii) each of the three most highly compensated executive officers of Interpublic, other than the principal executive officer and the principal financial officer (as determined based on total compensation in 2007, excluding the increase in pension values and earnings on non-qualified deferred compensation), who were serving as executive officers on December 31, 2007 (the "named executive officers"). In each instance, the compensation shown is for services rendered in all capacities for the years indicated. As used in this Proxy Statement, the executive officers of Interpublic include the Chief Executive Officer of McCann WorldGroup, a significant operating unit of Interpublic. The employment agreements for the named executive officers are summarized beginning on page 48 under the heading "Employment Agreements."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)(4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)(7)(8)	All Other Compensation ($) (9)	Total ($)
Michael I. Roth Chairman of the Board and Chief Executive Officer	2007 2006	1,130,000 1,100,000	0 0	3,473,685 2,471,195	1,537,750 1,890,173	2,404,640 2,062,500	0 0	394,664 172,948	8,940,739 7,696,816
Frank Mergenthaler Executive Vice President and Chief Financial Officer	2007 2006	791,666 750,000	0 0	1,636,812 523,398	455,749 331,768	1,300,000 1,100,000	0 0	131,644 148,985	4,315,871 2,854,151
John J. Dooner, Jr. Chairman and CEO of McCann WorldGroup	2007 2006	1,285,000 1,250,000	0 0	1,520,547 1,111,649	293,528 169,435	1,750,000 1,500,000	893,393 641,347	132,158 207,985	5,874,626 4,880,416
Philippe Krakowsky Executive Vice President, Strategy and Corporate Relations	2007 2006	645,000 550,000	0 0	687,894 228,235	135,969 73,915	1,000,000 600,000	6,363 0	94,859 106,692	2,570,085 1,558,842
Timothy A. Sompolski Executive Vice President, Chief Human Resources Officer	2007 2006	570,000 550,000	0 0	893,618 352,042	234,821 135,548	620,000 535,000	0 0	101,960 121,549	2,420,399 1,649,139

(1)
Includes in each of 2006 and 2007 annual salary in the amount of $50,000 that Mr. Krakowsky has elected to forgo in consideration for the receipt of an Executive Special Benefit Agreement which is more fully described in this Proxy Statement under the heading "Pension Arrangements—Executive Special Benefit Agreements" on page 42.

(2)
The amounts reflect the dollar amount of expense recognized for financial statement reporting purposes for each fiscal year, in accordance with SFAS 123(R), excluding estimated forfeitures, of awards pursuant to the 2006 Performance Incentive Plan (the "2006 PIP") and thus may include amounts attributable to awards granted in fiscal years prior to those covered in the table. Assumptions used in the calculation of these amounts are set forth in Note 14 to Interpublic's audited financial statements for the fiscal year ended December 31, 2007 included in the 2007 Form 10-K.

(3)
The amounts reflect the dollar amount of expense recognized for financial statement reporting purposes for each fiscal year, in accordance with SFAS 123(R), excluding estimated forfeitures, of awards pursuant to the 2006 PIP and thus include amounts attributable to awards granted in fiscal years prior to those reported in the table. Assumptions used in the calculation of this amount are set forth in Note 14 to Interpublic's audited financial statements for the fiscal year ended December 31, 2007 included in the 2007 Form 10-K.

(4)
For Mr. Roth, with respect to the 348,515 SAPUs awarded to him on August 4, 2005, the amounts recognized for financial statement reporting purposes include (i) a credit of $363,614 for 2007 (due to the decrease in the price of Interpublic common stock from $12.24 as of December 31, 2006 to $8.11 as of December 31, 2007) and (ii) a charge of $563,433 for 2006. The SAPUs are described in greater detail on page 40 in footnote 4 of the Outstanding Equity Awards at Fiscal Year-End Table.

(5)
The Non-Equity Incentive Plan Compensation for Mr. Dooner for 2006 does not include $500,000 which was paid to him through the issuance of 40,666 restricted shares having a fair market value of $500,000 on March 30, 2007. The restrictions on the sale or transfer of such shares will lapse on March 30, 2010.

(6)
No named executive officer received preferential or above-market earnings on deferred compensation. The amounts in this column consist entirely of the change in pension value for each individual.

(7)
Mr. Krakowsky is entitled to receive benefits under his Executive Special Benefit Agreement ("ESBA"), which is described in greater detail on page 42, under the heading "Pension Arrangements—Executive Special Benefit Agreements." The ESBA provides for fixed payments over a 15 year period. The amount of each payment depends on Mr. Krakowsky's age when his employment terminates. The change in the present value of the benefits under the ESBA has been calculated assuming that Mr. Krakowsky will continue working for the Company until he reaches age 60 (at which time he would qualify for the maximum payout under the ESBA).

  For 2006, due to the increase in the discount rate from 2005 (5.50%) to 2006 (5.75%) the actuarial present value of Mr. Krakowsky's maximum possible benefit under the ESBA decreased by $3,728, as of December 31, 2006.

(8)
Mr. Dooner is entitled to receive benefits under the Retirement Account Plan, which is described in greater detail on page 44, under the heading "Pension Arrangements—Retirement Account Plan." The Retirement Account Plan provides for annual fixed payments. As of 2006, Mr. Dooner has been eligible for the maximum benefit under the Retirement Account Plan.

  As of December 31, 2007, due to the unreduced benefit and the increase in the discount rate from 2006 (5.75%) to 2007 (6.00%) the actuarial present value of Mr. Dooner's accumulated benefit under the Retirement Account Plan decreased by $32,724 in 2007.

(9)
The table below shows the components of the amounts shown for 2007 in this column, which include the company match for each individual's 401(k) savings plan contributions, premiums paid by Interpublic on group life insurance, Supplemental Compensation Plan payouts, Interpublic credits under the Capital Accumulation Plan and premiums paid by Interpublic on a term-life insurance policy for Mr. Dooner.

Name	Matching contributions under the Interpublic Savings Plan ($)	Premiums paid by Interpublic on group life insurance ($)	Supplemental Compensation Plan payout ($)	Annual contributions paid by Interpublic under the Capital Accumulation Plan ($)	Premiums paid by Interpublic on a life insurance policy ($)	Perquisites ($) (a)		Total All Other Compensation ($)
Mr. Roth	8,928	225	0	350,000		35,511	(b)	394,664
Mr. Mergenthaler	6,234	225	0	100,000		25,185	(c)	131,644
Mr. Dooner	12,303	225	12,915	0	50,000	56,715	(d)	132,158
Mr. Krakowsky	8,928	225	0	50,000		35,706	(e)	94,859
Mr. Sompolski	0	225	0	75,000		26,735	(f)	101,960

  (a)
  In accordance with SEC rules, information on perquisites and other personal benefits need be provided only if the aggregate value of perquisites and other personal benefits received by an executive officer during the year exceeds $10,000, in which case (i) each type of perquisite and personal benefit must be identified by type regardless of amount and (ii) any perquisite or other personal benefit that exceeds the greater of (A) $25,000 and (B) 10% of total perquisites and other personal benefits must be quantified.

  (b)
  For Mr. Roth includes (i) premiums for medical/dental coverage, (ii) financial planning allowance and (iii) company matching of charitable contributions made.

  (c)
  For Mr. Mergenthaler includes (i) premiums for medical/dental coverage and (ii) financial planning allowance.

  (d)
  For Mr. Dooner includes (i) premiums for medical/dental coverage, (ii) personal use of company car and driver, (iii) travel expenses for Mr. Dooner's spouse, (iv) payment of membership fee and (v) company matching of charitable contributions made.

  (e)
  For Mr. Krakowsky includes (i) premiums for medical/dental coverage, (ii) parking and (iii) reimbursement for travel expenses.

  (f)
  For Mr. Sompolski includes (i) premiums for medical/dental coverage, and (ii) financial planning allowance.

Grants of Plan-Based Awards

        The following table provides information on grants of equity and non-equity plan based awards made in 2007 to the named executive officers under the 2006 PIP. The awards listed in the table are described in greater detail in the Compensation Discussion and Analysis, beginning on page 18.

Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Stock on Date Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Thresh- old ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maximum (#)	(3)	(4)	(5)		(6)(7)(8)
Mr. Roth	5/23/2007 5/31/2007 2/28/2007 5/31/2007	5/23/2007 5/23/2007 2/28/2007 5/23/2007	0	1,695,000	3,390,000	0	320,512	641,024	79,114	500,000	11.700	11.750	3,749,990 1,000,001 2,446,471
Mr. Mergenthaler	5/23/2007 5/31/2007 5/31/2007 10/31/2007 5/31/2007	5/23/2007 5/23/2007 5/23/2007 10/30/2007 5/23/2007	0	900,000	1,800,000	0	26,709	53,418	21,367 98,619	102,188	11.700	11.750	312,495 249,994 999,997 500,000
Mr. Dooner	5/23/2007 5/31/2007 3/30/2007 5/31/2007 5/31/2007	5/23/2007 5/23/2007 2/28/2007 5/23/2007 5/23/2007	0	1,285,000	2,570,000	0	26,709	53,148	40,666 21,367	102,188	11.700	11.750	312,495 499,988 249,994 500,000
Mr. Krakowsky	5/23/2007 5/31/2007 5/31/2007 5/31/2007	5/23/2007 5/23/2007 5/23/2007 5/23/2007	0	620,000	1,240,000	0	13,354	26,708	10,683	51,094	11.700	11.750	156,242 124,991 250,000
Mr. Sompolski	5/23/2007 5/31/2007 5/31/2007 5/31/2007	5/23/2007 5/23/2007 5/23/2007 5/23/2007	0	427,500	855,000	0	21,367	42,734	17,094	81,750	11.700	11.750	249,994 200,000 399,998

(1)
These columns show the range of potential payouts that the executive was entitled to earn for calendar year 2007 pursuant to annual incentive awards made under the 2006 PIP as described in the section titled "Annual Incentives" in the Compensation Discussion and Analysis. The resulting payments are shown in the Summary Compensation Table in the column titled "Non-equity Incentive Plan Compensation."

(2)
On May 31, 2007, the Compensation Committee granted a performance-based share award under the 2006 PIP for senior executives including the named executive officers. The actual number of shares received under this award will be based on Interpublic's cumulative gross revenues and operating margins for the 2007 to 2009 performance period. Depending on the actual level of performance relative to goals, an individual may receive an award ranging from 0% to 200% of the target number of shares. The May 31, 2007 award is described in greater detail on page 25, under the heading "Compensation Discussion and Analysis—Long Term Incentives."

(3)
The shares reflected in this column represent restricted stock awards granted under the 2006 PIP. All the shares of restricted stock vest on the third anniversary date of the award, other than the award of (i) 79,114 shares of restricted stock awarded to Mr. Roth on February 28, 2007, which vest on May 22, 2010 and (i) 98,619 shares of restricted stock awarded to Mr. Mergenthaler on October 31, 2007, which vest on October 31, 2011.

(4)
All of the options reflected in this column represent stock option grants awarded under the 2006 PIP. All of the stock options have a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(5)
Exercise price of the stock options is based on the "fair market value" of the Common Stock, defined as the average of the high and low sales price of the Common Stock on the grant date as quoted on the New York Stock Exchange.

(6)
The grant date fair value shown in the table for the performance-based share award grants under the "Estimated Future Payouts Under Equity Incentive Plan Awards" columns is based on the "Target" number of shares times the average high and low price of Interpublic common stock on the grant date.

(7)
The grant date fair value shown in the table for the restricted stock award grants shown under the "All Other Stock Awards: Number of Shares of Stock or Units" column is calculated by multiplying the number of shares vesting times the average high and low price of Interpublic common stock on the grant date.

(8)
The grant date fair value shown in the table for the stock option awards is calculated using the Black-Scholes value of the stock options on the grant date.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on outstanding equity awards, consisting of option awards (consisting of stock options and stock appreciation performance units ("SAPUs")) and stock awards, held by the named executive officers as of December 31, 2007.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (2)	Number of Securities Underlying Unexercised Options or SAPUs Unexercisable (#) (3)(4)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise or SAPU Base Price ($)	Option Expiration or SAPU Date	Number of Shares or Units of Stock That Have Not Vested (#) (5)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)
Mr. Roth	16,500 148,500 106,902 2,000 2,000 115,010	500,000 500,000 33,500 301,500 55,072 233,505		11.7000 8.6550 12.1650 13.6450 12.9650 13.9500 30.6550 12.1650	5/31/2017 6/15/2016 8/04/2015 2/14/2015 7/16/2014 6/13/2013 6/07/2012 8/04/2010	161,317	1,308,281	784,327 300,000	(7) (8)	6,360,892 2,433,000
Mr. Mergenthaler	66,585	102,188 115,540 135,190		11.7000 8.6550 12.3900	5/31/2017 6/15/2016 8/01/2015	199,314	1,616,437	335,926	(7)	2,724,360
Mr. Dooner	27,171 53,342 176,709 25,000 350,000 100,000 48,000 20,000 120,000	102,188 115,540 55,167		11.7000 8.6550 12.1450 14.0600 9.6400 27.4100 29.4750 40.4688 41.8438 41.8438 34.5938	5/31/2017 6/15/2016 8/03/2015 5/18/2014 3/26/2013 2/28/2012 1/02/2012 1/02/2011 12/15/2010 12/15/2010 12/17/2008	111,502	904,281	298,602	(7)	2,421,662
Mr. Krakowsky	10,868 21,337 18,000 25,000	51,094 57,770 22,067		11.7000 8.6550 12.1450 14.0600 9.6400 28.1250	5/31/2017 6/15/2016 8/03/2015 5/18/2014 3/26/2013 2/25/2012	33,358	270,533	146,727	(7)	1,189,956
Mr. Sompolski	21,737 63,745	81,750 92,432 44,133		11.700 8.6550 12.1450 12.5500	5/31/2017 6/15/2016 8/03/2015 8/03/2014	56,669	459,586	175,864	(7)	1,426,257

(1)
Other than the 348,515 SAPUs awarded to Mr. Roth, as described in footnote 4 below, all of the option awards shown consist of stock option grants. All of the stock options have a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(2)
On December 20, 2005, the Compensation Committee approved the immediate acceleration of vesting of all of Interpublic's "out-of-the-money" outstanding and unvested stock options previously awarded to employees under Interpublic's equity compensation plans, excluding unvested options

  (i) granted during the 2005 calendar year, (ii) held by Mr. Roth and Mr. Mergenthaler or (iii) held by Non-Management Directors. An option was considered "out-of-the-money" if on December 20, 2005, it had a exercise price per share equal to or in excess of $9.585, the average of the high and low price per share as quoted on the New York Stock Exchange on that date.

(3)
The vesting schedule for the options shown is as follows:

(i)
For Mr. Roth: 148,500 on February 14, 2008; 165,000 on June 15, 2008; 55,072 on July 16, 2008; 16,500 on August 4, 2008; 153,000 on February 14, 2009; 165,000 on May 31, 2009; 165,000 on June 15, 2009; 17,000 on August 4, 2009; 165,000 on May 31, 2010; 170,000 on June 15, 2010; and 170,000 on May 31, 2011.

(ii)
For Mr. Mergenthaler: 38,128 on June 15, 2008; 66,585 on August 1, 2008; 33,722 on May 31, 2009; 38,128 on June 15, 2009; 68,605 on August 1, 2009; 33,722 on May 31, 2010; 39,284 on June 15, 2010; and 34,744 on May 31, 2011.

(iii)
For Mr. Dooner: 38,128 on June 15, 2008; 27,171 on August 3, 2008; 33,722 on May 31, 2009; 38,128 on June 15, 2009; 27,996 on August 3, 2009; 33,722 on May 31, 2010; 39,284 on June 15, 2010; and 34,744 on May 31, 2011.

(iv)
For Mr. Krakowsky: 19,064 on June 15, 2008; 10,868 on August 3, 2008; 16,861 on May 31, 2009; 19,064 on June 15, 2009; 11,199 on August 3, 2009; 16,861 on May 31, 2010; 19,642 on June 15, 2010; and 17,372 on May 31, 2011.

(v)
For Mr. Sompolski: 30,502 on June 15, 2008; 21,737 on August 3, 2008; 26,977 on May 31, 2009; 30,502 on June 15, 2009; 22,396 on August 3, 2009; 26,977 on May 31, 2010; 31,428 on June 15, 2010; and 27,796 on May 31, 2011.

(4)
Mr. Roth was granted 348,515 stock SAPUs on August 4, 2005. The SAxPUs have a five-year term and a base price of $12.165, which is equal to 100% of the fair market value of the Common Stock on the date of grant. The SAPUs (i) vested as to 115,010 performance units on August 4, 2007 and will vest as to 115,010 performance units on August 4, 2008 and 118,495 performance units on August 4, 2009. At the end of the five-year term, Mr. Roth will be entitled to receive a cash payment per SAPU equal to the amount by which the price of Interpublic Common Stock at the end of the five-year period (calculated based on the average of the price of Interpublic Common Stock over the last 20 days of the five-year period) exceeds the base price.

(5)
The vesting schedule for the shares of restricted stock shown is as follows:

(i)
For Mr. Roth: 82,203 on August 4, 2008; 59,583 on February 28, 2010; and 79,114 on May 22, 2010.

(ii)
For Mr. Mergenthaler: 50,443 on August 1, 2008; 28,885 on June 15, 2009; 21,367 on May 31, 2010; and 98,619 on October 31, 2011.

(iii)
For Mr. Dooner: 20,584 on August 3, 2008; 28,885 on June 15, 2009; 40,666 on March 30, 2010; and 21,367 on May 31, 2010.

(iv)
For Mr. Krakowsky: 8,233 on August 3, 2008; 14,442 on June 15, 2009; and 10,683 on May 31, 2010.

(v)
For Mr. Sompolski: 16,467 on August 3, 2008; 23,108 on June 15, 2009; and 17,094 on May 31, 2010.

(6)
The values shown in the columns indicated is calculated by multiplying the number of shares vesting times the average high and low price of Interpublic common stock on December 31, 2007.

(7)
Represents the target number of shares of common stock that a named executive officer would receive under the performance-based share awards granted. Final payouts under these performance-based share awards will not be known until the performance periods for a specific award is completed. The vesting schedule for the performance-based share awards, assuming the "target" level performance is achieved, are as follows:

(i)
For Mr. Roth: 102,753 on August 4, 2008; 361,062 on June 15, 2009; 300,000 on February 14, 2010; and 320,512 on May 31, 2010.

(ii)
For Mr. Mergenthaler: 63,054 on August 1, 2008; 210,057 on March 1, 2009; 36,106 on June 15, 2009; and 26,709 on May 31, 2010.

(iii)
For Mr. Dooner: 25,730 on August 3, 2008; 210,057 on March 1, 2009; 36,106 on June 15, 2009; and 26,709 on May 31, 2010.

(iv)
For Mr. Krakowsky: 10,292 on August 3, 2008; 105,028 on March 1, 2009; 18,053 on June 15, 2009; and 13,354 on May 31, 2010.

(v)
For Mr. Sompolski: 20,584 on August 3, 2008; 105,028 on March 1, 2009; 28,885 on June 15, 2009; and 21,367 on May 31, 2010.

(8)
Represents 300,000 of the 450,000 shares of restricted stock awarded to Michael Roth on February 14, 2005. The 300,000 shares vest on the fifth anniversary of the grant date subject to Interpublic achieving specified performance goals over a 2005-2009 performance period.

Option Exercises and Stock Vested

        The following table provides information on exercises of stock options and the vesting of stock awards held by the named executive officers that occurred in 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Roth	0	0	85,587	973,106
Mr. Mergenthaler	0	0	0	0
Mr. Dooner	0	0	126,671	1,532,751
Mr. Krakowsky	0	0	18,668	229,576
Mr. Sompolski	0	0	31,872	319,836

(1)
The value realized by a named executive officer upon the vesting of a stock award is calculated by multiplying the number of shares vested by the closing stock price of Interpublic common stock on the vesting date.

PENSION ARRANGEMENTS

Executive Special Benefit Agreements

        Mr. Dooner is a party to five Executive Special Benefit Agreements ("ESBAs") entered into in between 1986 and 2002, which in the aggregate provide that if he retires, resigns or otherwise terminates employment with Interpublic after his 60th birthday, or his employment terminates due to death or disability, Interpublic will pay to Mr. Dooner (or his beneficiaries, in the case of death) $2,514,500 per year for 15 years. Alternatively, if he retires, resigns or otherwise terminates employment with Interpublic (for a reason other than death or disability) at his current age of 59, he will receive $2,188,940 per year for 15 years.

        The ESBAs provide that in the event Mr. Dooner's employment is terminated pursuant to a Qualifying Termination, the amount of Mr. Dooner's annual benefit will be determined based on his age as of the due date for his last severance payment, rather than his age as of his termination date.

        If Mr. Dooner's employment terminates within two years after a Change of Control of Interpublic, his ESBA benefits would be paid in a lump sum, rather than installments. The amount of the lump sum would be based on the then-present value of the following series of payments:

  •
  If Mr. Dooner's termination is a Qualifying Termination, the series of payments would be $2,514,500 per year for 15 years.

  •
  If Mr. Dooner's termination is not a Qualifying Termination, the series of payments would be determined based on Mr. Dooner's age as of his termination date, in accordance with the rules described above. For example, if Mr. Dooner's age as of his termination date is 59, the series of payments would be $2,188,940 per year for 15 years.

        In either case, present value would be determined using an average of the 10-year and 20-year U.S. Treasury yield curve annual rates (also known as the "constant maturity rate").

        If Mr. Dooner dies before all required payments are made to him under these ESBAs, Interpublic would make the remaining payments to his beneficiaries.

Philippe Krakowsky

        Mr. Krakowsky entered into an ESBA in 2002 which provides that if he retires, resigns or otherwise terminates employment with Interpublic after his 60th birthday, or his employment terminates due to death, Interpublic will pay to Mr. Krakowsky (or his beneficiaries, in the case of death) $245,000 per year for 15 years. If he retires, resigns or is terminated from employment with Interpublic on or after his 55th birthday, but prior to his 60th birthday, he will receive between $171,500 and $230,300 per year for 15 years, depending upon his age at the time of his termination. For example, if he resigns at age 55, he would receive $171,500 per year for 15 years; if he resigns at age 59, he would receive $230,500 per year for 15 years. If his employment terminates (other than by reason of death) prior to his 55th birthday, he would receive $50,000 per year for each full year (and a pro-rata portion for each partial year), up to eight years, that he was employed by Interpublic since February 1, 2002. For example, if he resigned on January 31, 2008, he would receive $50,000 per year for six years.

        The ESBA provides that in the event Mr. Krakowsky's employment is terminated pursuant to a Qualifying Termination, the amount of Mr. Krakowsky's annual benefit will be determined based on his age as of the due date for his last severance payment, rather than his age as of his termination date.

        If Mr. Krakowsky's employment terminates within two years after a Change of Control of Interpublic, his ESBA benefits would be paid in a lump sum, rather than installments. The amount of the lump sum would be based on the then-present value of the following series of payments:

  •
  If Mr. Krakowsky's termination is a Qualifying Termination and Mr. Krakowsky's age as of December 31st of the year in which the Change of Control occurs is 58 or older, the series of payments would be $245,000 per year for 15 years.

  •
  If Mr. Krakowsky's termination is a Qualifying Termination but Mr. Krakowsky's age as of December 31st of the year in which the Change of Control occurs is less than 58, the series of payments would be determined based on his age as of the last day of his severance period (determined as if severance were paid in semi-monthly installments). For example, if Mr. Krakowsky's age as of December 31st of the year in which the Change of Control occurs is 57 and Mr. Krakowsky's severance multiple under his Change of Control Agreement is two, the stream of payment would be $230,500 per year for 15 years (i.e., the series of payments that would apply if he resigned at age 59).

  •
  If Mr. Krakowsky's termination is not a Qualifying Termination, the series of payments would be determined based on his age as of his termination date. For example, if Mr. Krakowsky resigned within two years after a Change of Control at age 55, the series of payments would be $171,500 per year for 15 years.

        In any of these cases, present value would be determined using an average of the 10-year and 20-year U.S. Treasury yield curve annual rates (also known as the "constant maturity rates").

        If Mr. Krakowsky dies before all required payments are made to him under these ESBAs, Interpublic would make the remaining payments to his beneficiaries.

The Interpublic Senior Executive Retirement Income Plan

        Effective as of January 1, 2007, Interpublic amended and restated the Senior Executive Retirement Income Plan ("SERIP"), which provides certain U.S.-based senior executives of Interpublic and its subsidiaries with certain retirement benefits. In general, SERIP gives a participating executive the right to receive monthly payments for 10 or 15 years beginning two years after the executive's termination of employment (or, if later, when the executive reaches age 55). Each participant must execute a Participation Agreement that sets forth the amount of his or her benefit under SERIP. In general, SERIP provides that 30% of a participant's benefit becomes vested after three years of participation in SERIP (counting up to three years of participation in an ESBA), and the vested percentage increases by 10% at the end of each of the next seven years. However, an individual executive's participation agreement could provide for a different vesting schedule. Also, if the executive breaches a non-competition or non-solicitation agreement, the executive's entire benefit would be forfeited (even if the benefit had already vested). In the event a participant has a Qualifying Termination, SERIP generally provides for continued vesting through the end of the participant's severance period.

        Under SERIP, if a participant's employment terminates within two years after a Change of Control, the participant's vested SERIP benefit will be paid in a lump sum, rather than installments. The amount of the lump sum would be based on the then-present value of the participant's vested benefit under SERIP, with the vested percentage determined as follows:

  •
  If the termination is a Qualifying Termination, and as of December 31st of the year in which the Change of Control, (i) the participant's age is 55 or older and (ii) the participant is within two years of full vesting, the participant's entire benefit under SERIP will be fully vested.

  •
  If the termination is a Qualifying Termination, but as of December 31st of the year in which the Change of Control occurs, either (i) the participant's age is less than 55 or (ii) the participant is more than two years away from full vesting, the participant would receive vesting credit for his severance period (determined for any named executive officer as if severance were paid in semi-monthly installments). For example, if as of December 31st of the year in which the Change of Control occurs, the participant is four years away from full vesting and the participant's severance multiple under his Change of Control Agreement is two, the participant would receive two more years of vesting credit; so his SERIP benefit would be 80% vested.

  •
  If the termination is not a Qualifying Termination, the vested percentage of the participant's SERIP benefit would be determined based on the participant's actual service up to the termination date.

Under SERIP, the present value would be determined using an average of the 10-year and 20-year U.S. Treasury yield curve annual rates (also known as the "constant maturity rates").

        Of the named executive officers, only Mr. Roth participates in SERIP. Under his Participation Agreement, Mr. Roth's SERIP benefit, expressed as an annual amount payable for 15 years starting at age 65, is $110,000. Notwithstanding SERIP's general vesting provisions, Mr. Roth's participation agreement provides that, subject to the special Change of Control rules described above, his benefit will be 0% vested until he reaches age 64 and his benefit is scheduled to become (i) 90% vested when he reaches age 64 (on November 22, 2009) and (ii) fully vested when he reaches age 65 (on November 22, 2010)—assuming he does not terminate employment before the applicable vesting dates. Payment of Mr. Roth's vested SERIP benefit will be subject to the rules described above (e.g., subject to the Change of Control rules, payment will start two years after Mr. Roth terminates employment).

Retirement Account Plan

        As of January 1, 1992, Interpublic adopted the Interpublic Retirement Account Plan to provide benefits under a "cash balance formula" to employees of Interpublic and most of its domestic subsidiaries who have at least five years of service. Until March 31, 1998, a participant's account balance was credited annually with an amount equal to a percentage of the participant's annual compensation plus interest credits at a rate specified by the plan. The percentage of annual compensation varied based on the sum of the participant's age and years of service from 1.5% for participants with a sum less than 40 years to 5% for participants with a sum of 80 or more years. Interest credits were based on the 1-year U.S. Treasury bill rate plus 1 percentage point and were guaranteed to be at least 5% per year.

        As of March 31, 1998, Interpublic froze benefit accruals under the Retirement Account Plan and participants whose benefits were not already vested became fully vested as of April 1, 1998. Retirement account balances as of that date will continue to be credited with interest credits until benefits begin in accordance with the generally applicable Plan provisions; but additional pay credits were discontinued as of March 31, 1998.

        Mr. Dooner is the only named executive officer eligible to participate in the Retirement Account Plan. The estimated annual retirement benefit that Mr. Dooner would receive following the termination of his employment from Interpublic, if paid as a straight life annuity starting at age 65 is $62,185. Alternatively, Mr. Dooner may elect to receive a lump sum payment of the benefit accumulated through the termination of his employment from Interpublic. As of December 31, 2007, the amount of the lump sum payment is estimated at $556,168.

        The following table provides information on pension benefits held by the named executive officers as of December 31, 2007.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Roth	—	—	—	—
Mr. Mergenthaler	—	—	—	—
Mr. Dooner(2)(3)	Retirement Account Plan 7/01/1986 ESBA 7/01/1992 ESBA 6/01/1994 ESBA 3/01/1997 ESBA 5/02/2002 ESBA	25 21 15 13 10 5	766,723 1,041,469 657,770 808,509 2,192,567 18,271,389	0 0 0 0 0 0
Mr. Krakowsky(3)	2/1/2002 ESBA	5	986,588	0
Mr. Sompolski	—	—	—	—

(1)
The calculation of the present value of accumulated benefit assumes (i) a discount rate of 6.00 percent, (ii) that the executive will live to the earliest available retirement age and (iii) that each executive will continue to work at the company until retirement and thus will reach the plan's/agreement's normal retirement age (earliest age that an executive may retire with unreduced benefits) and receive the benefit. Contingent benefits from death, early retirement and other termination of employment were not valued.

(2)
Reflects the present value of the straight life annuity of $62,185 per year that Mr. Dooner is entitled to receive starting at the age of 65. If Mr. Dooner were to elect to receive the accumulated benefit in a lump sum payment on December 31, 2007, the amount of the payment would be $556,168.

(3)
The amounts reflected in the table equal the present value of the maximum benefit that the executive would be entitled to receive under his ESBA if he worked for Interpublic continuously until he reached age 60. The terms and conditions of the ESBAs that such named executive officers are a party to are described in greater detail on page 42 under the heading "Executive Special Benefit Agreements."

NONQUALIFIED DEFERRED COMPENSATION ARRANGEMENTS

The Interpublic Capital Accumulation Plan

        Effective as of January 1, 2007, Interpublic amended and restated the CAP which provides deferred compensation to senior management employees of Interpublic and its subsidiaries selected by the Management Human Resources Committee (the "MHRC"). Under CAP, a participant receives an annual credit of a specified dollar amount (a "dollar credit") on December 31st of each year if, as of such date, the participant continues to be employed by Interpublic. In addition, if a participant's employment with Interpublic is terminated pursuant to a Qualifying Termination, the participant's account would be credited on December 31st of the year in which his employment terminates with an amount equal to the sum of the dollar credits that would have been added to his account if he had continued working for Interpublic until the due date for his last severance payment. Each participant's account is credited with interest on December 31st of each year until the account is paid in full. The amount of each year's interest credit is equal to the ten-year U.S. Treasury yield curve annual rate (also known as the "constant maturity rate") as of the last business day of the immediately preceding calendar year. Each participant's account balance becomes fully vested as to both prior and future dollar and interest credits when the participant has completed three years of participation in the CAP (counting as service any period during which the participant receives severance payments), except that all interest credits since the inception of the participant's participation in the plan are subject to forfeiture if the participant breaches a non-competition or non-solicitation agreement. Any portion of a participant's benefit that is not vested will be forfeited upon termination of employment (including termination due to death or disability).

        Under the plan, if after a Change of Control, a participant's employment is terminated pursuant to a Qualifying Termination, (i) the participant will become fully vested and (ii) the participant's account will be immediately credited with an amount equal to the sum of the credits (not including interest) that would have been added to his account if he had continued working for Interpublic until the end of his severance period (determined for the named executive officers as if severance were paid in installments). In addition, if the participant's termination of employment occurs (for any reason) within 2 years after a Change of Control, the vested account balance will be paid in a lump sum.

        Other than Mr. Dooner, each named executive officer is a participant in the CAP. Under Mr. Mergenthaler's Participation Agreement, a $100,000 dollar credit (in addition to the interest credit described below) was added to his account on December 31, 2007. For 2008 and subsequent years, the amount of Mr. Mergenthaler's annual dollar credit has been increased to $200,000. Mr. Mergenthaler's account balance is scheduled to vest on July 31, 2008. Under Mr. Roth's Participation Agreement, he is entitled to an annual dollar credit of $350,000 (in addition to the interest credit described below) and his account balance became fully vested on July 12, 2007. Under Mr. Krakowsky's Participation Agreement, he is entitled to an annual dollar credit of $50,000 (in addition to the interest credit described below) and his account balance is scheduled to vest on December 31, 2008. Under Mr. Sompolski's Participation Agreement, he is entitled to an annual dollar credit of $75,000 (in addition to the interest credit described below) and his account balance became fully vested on July 5, 2007. For 2007, each participant received an interest credit equal to 4.7% of his account balance as of December 31, 2007 (determined before the 2007 dollar credit was added).

        Subject to earlier payment if a participant's employment terminates within two years after a Change of Control, each named executive officer's vested account balance is scheduled to be paid two years after the participant's termination of employment with Interpublic and its subsidiaries.

Special Deferred Compensation Arrangement

        On August 1, 1987 the Interpublic Retirement Account Plan formula was changed from a final average pay formula to a career average pay formula. As a result of this change, eligible plan participants were granted a special deferred compensation arrangement (the "SDCA") that would supplement their retirement plan benefit upon termination of employment. The balance earns credits equivalent to interest in accordance with the terms of Interpublic's plan for credits equivalent to interest on balances of deferred compensation. Mr. Dooner is the only named executive officer who is eligible to receive a benefit under the SDCA.

        Under the SDCA, Mr. Dooner will receive a lump-sum payment following termination of his employment. The amount of the lump sum payment as of December 31, 2007 was $32,975. For 2007, Mr. Dooner received an interest credit equal to 4.829% of his account balance as of December 31, 2007.

Supplemental Compensation Plan

        Effective April 1, 1998, employees with five or more years of Retirement Account Plan participation began to participate in a Supplemental Compensation Plan. Under the Supplemental Compensation Plan, an account is established for each eligible employee and credited with up to ten annual allocations depending on the employee's years of participation in the Retirement Account Plan. Each annual allocation approximates the discontinued allocations under the Retirement Account Plan. In general, the balance in each employee's account begins to vest gradually after five years of participation in the Supplemental Compensation Plan. Payouts generally are made while the employee is still employed by Interpublic or one of its subsidiaries on April 1st of each year.

        Mr. Dooner is the only named executive officer who is a participant in the Supplemental Compensation Plan. Under the Supplemental Compensation Plan, the total amount paid to Mr. Dooner will be $108,500; payments will be completed by April 1, 2008. As of December 31, 2007, Mr. Dooner had received distributions totaling $82,681, of which $12,915 was received in 2007. In accordance with the terms of the Supplemental Compensation Plan, the final payment of $25,819 was made as of March 31, 2008.

        The following table provides information on non-qualified deferred compensation arrangements for the named executive officers as of December 31, 2007.

Name	Aggregate Balance at 12/31/2006 ($)(4)(5)	Executive contributions in last FY ($)	Registrant contributions in last FY ($)(6)	Aggregate earnings in last FY ($)(7)	Aggregate withdrawals/ distributions ($)(8)	Aggregate balance at last FYE ($)
Mr. Roth(1)	313,217	0	350,000	14,721	0	677,938
Mr. Mergenthaler(1)	204,390	0	100,000	9,606	0	313,996
Mr. Dooner(2)	31,456	0	0	1,519	0	32,975
Mr. Dooner(3)	14,090	0	11,500	912	12,915	13,587
Mr. Krakowsky(1)	50,000	0	50,000	2,350	0	102,350
Mr. Sompolski(1)	234,912	0	75,000	11,041	0	320,953

(1)
Reflects participation in the CAP.

(2)
Reflects participation in the SDCA.

(3)
Reflects participation in the Supplemental Compensation Plan.

(4)
Represents the aggregate balances in all of Interpublic's non-qualified deferred compensation plans and arrangements as of December 31, 2006. See above for a description of these plans and arrangements.

(5)
The aggregate balances shown in this column which were included in the in the "All Other Compensation" column of the Summary Compensation Table for 2006 on page 34 are as follows: (a) $100,000 for Roth; (b) $100,000 for Mergenthaler; (c) $13,393 for Dooner; (d) $50,000 for Krakowsky; and (e) 75,000 for Sompolski.

  No earnings on deferred amounts for are included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table for 2006 because there were no preferential or above-market earnings on these plans and arrangements in 2006.

(6)
Other than the contribution of $12,438 for Mr. Dooner, for 2007, the amounts in this column are included in the "All Other Compensation" column of the Summary Compensation Table on page 34.

(7)
No earnings on deferred amounts are included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table for 2007 because there were no preferential or above-market earnings on these plans and arrangements in 2007.

(8)
The amounts in this column are included in the "All Other Compensation" column of the Summary Compensation Table on page 34.

EMPLOYMENT AGREEMENTS, TERMINATION OF
EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Employment Agreements

        Each of the named executive officers has an employment agreement with Interpublic. Each employment agreement includes provisions describing the named executive officer's position and responsibilities, his salary and eligibility for incentive compensation and other benefits and perquisites. Each agreement also includes covenants pursuant to which the named executive officer agrees not to divulge confidential information of Interpublic and its subsidiaries and agrees for a period of time after termination of employment to refrain from soliciting employees of Interpublic and its subsidiaries and from soliciting or handling the business of clients of Interpublic. The current annual salary of each of the named executive officers is set forth below:

Name	Salary
Michael I. Roth	$1,400,000
Frank Mergenthaler	900,000
John J. Dooner, Jr.	1,285,000
Philippe Krakowsky	620,000
Timothy A. Sompolski	570,000

Michael I. Roth Employment Agreement

        Michael Roth became Executive Chairman of Interpublic on July 13, 2004, and assumed the role of Chairman and Chief Executive Officer effective January 19, 2005. The agreement provides that in addition to his base salary, Mr. Roth will be provided with (i) an annual target bonus under the Annual Management Incentive Plan equal to 133% of his base salary, with the actual award between 0% and 150% of the target depending on Interpublic profits, his individual performance and management discretion, (ii) an initial grant of restricted stock having an aggregate market value of $1,050,000 on the July 16, 2004 grant date which vested on July 16, 2007, and (iii) an initial grant of options to purchase shares of Interpublic Common Stock having an aggregate market value of $1,050,000 on the July 16, 2004 grant date vesting in equal annual amounts on July 16th of 2006, 2007 and 2008. In 2008, the Compensation Committee increased Mr. Roth's current annual target bonus to 160% of his base salary, with the actual award between 0% and 200% of the target depending on Interpublic profits, individual performance and management discretion.

        Under Mr. Roth's employment agreement, he received in 2005 a grant of options to purchase 450,000 shares of Interpublic Common Stock vesting in three equal installments on the second, third and fourth anniversaries of the date of grant. The agreement also provided for a grant of 450,000 shares of restricted stock, of which (i) 150,000 shares were to vest on the second anniversary of the grant date, subject to Interpublic achieving specified performance goals over such two year period, and (ii) 300,000 shares will vest on the fifth anniversary of the grant date, subject to Interpublic achieving specified performance goals over such five-year period. After the end of 2006, the Compensation Committee determined that the performance goals were not achieved and the 150,000 shares were canceled.

        Mr. Roth's employment agreement also provides for participation in Interpublic's performance based long-term incentive programs with a total expected annual target award value of $2,100,000 provided in a manner consistent with those provided to other executives. Each year's award may comprise stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee. Performance and vesting criteria for any award must be consistent with the criteria generally required of the executive team. In 2006, the Compensation Committee increased

Mr. Roth's total expected target award value under Interpublic's performance based long-term incentive programs to $5,000,000.

        In addition, the agreement provides that Mr. Roth is entitled to (i) participate in Interpublic's Capital Accumulation Plan, with an annual dollar credit of $100,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $20,000, (iv) receive an annual financial planning allowance of $2,500, and (v) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2007, the Compensation Committee increased Mr. Roth's annual dollar credit under CAP to $350,000 and increased Mr. Roth's base salary by $30,000 as a substitute for his annual automobile and club allowances. Effective April 1, 2008, the Compensation Committee increased Mr. Roth's base salary to $1,400,000.

        If Mr. Roth's employment is terminated involuntarily without Cause, he is entitled to receive salary continuation for 12 months from the date notice of his termination is provided, at the rate in effect before his termination; provided that if Mr. Roth obtains alternative employment before the end of the severance period, the amount of his severance pay will be reduced (but not below zero) by the amount of the non-contingent compensation payable to Mr. Roth in connection with his new employment for service before the end of the severance period. After an involuntary termination, Mr. Roth will be eligible to receive (i) medical, dental, and vision benefits at active employee rates (or cash in lieu thereof) until the end of the severance period (followed by COBRA coverage at standard COBRA rates), and (ii) a cash payment equal to the amount of matching contributions that Interpublic would have contributed on his behalf to the Interpublic Savings Plan if he had continued participating in that plan until the end of the severance period. These benefits would automatically end if Mr. Roth accepts employment with another employer offering similar benefits. Mr. Roth may terminate his employment at any time by giving notice to Interpublic at least three months in advance.

Frank Mergenthaler Employment Agreement

        Effective August 1, 2005, Mr. Mergenthaler was hired as Interpublic's Executive Vice President and Chief Financial Officer. Mr. Mergenthaler's employment agreement with Interpublic provides that, in addition to his base salary, Mr. Mergenthaler will be eligible for a target annual bonus under the Annual Management Incentive Plan equal to 100% of his base salary, with the actual award up to a maximum of 200% of base salary depending Interpublic profits, his individual performance, and management discretion.

        In addition, the agreement provides that Mr. Mergenthaler is entitled to (i) participate in Interpublic's Capital Accumulation Plan, with an annual dollar credit of $100,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $10,000, and (iv) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2007, the Compensation Committee increased Mr. Mergenthaler's base salary by $20,000 as a substitute for his annual automobile and club allowances.

        The agreement also provides for the right to (i) receive an initial grant of restricted stock having an aggregate market value of $625,000 vesting in full on the third anniversary date of the grant date, (ii) receive an option to purchase a number of shares of Interpublic Common Stock with an aggregate market value on the date of grant equal to $1,250,000, vesting in equal annual amounts on the second, third and fourth anniversaries of the grant date, (iii) receive performance-based shares based on Interpublic's performance from 2005-2007, with the target number of performance-based shares based on an aggregate expected value of $625,000 on the date of grant, determined using a 20% discount on the market price of Interpublic Common Stock and (iv) participate in Interpublic's performance-based, long-term incentive programs with a total expected annual target award value of $1,000,000. Each year's award may consist of stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee. Performance and vesting criteria for any award must be consistent with the criteria generally required of the executive team.

        In the event of a Qualifying Termination of Mr. Mergenthaler's employment, he will be entitled to a lump-sum cash payment equal to the sum of (i) one year's base salary at the rate in effect before his termination, (ii) his target bonus for the year of termination, plus (iii) a pro-rated portion of his target bonus for the year in which the termination occurs. Mr. Mergenthaler would also be entitled to (i) full vesting of grants of restricted stock and options specified in his employment agreement, and (ii) and any other awards and benefits to which he is entitled in accordance with their terms. Mr. Mergenthaler also may terminate his employment without "good reason" at any time by giving notice to Interpublic at least six months in advance.

John Dooner Employment Agreement

        On January 1, 1994, Interpublic entered into an employment agreement with Mr. Dooner. A subsequent amendment to Mr. Dooner's employment agreement required Interpublic to obtain, and pay the premiums for, a 10 year $10,000,000 term life insurance policy for Mr. Dooner.

        If Interpublic terminates Mr. Dooner's employment involuntarily, other than for a violation of certain covenants contained in his employment agreement, he will be entitled to salary continuation, at the rate in effect before his termination, for 12 months. Mr. Dooner may terminate his employment at any time by giving notice to Interpublic at least twelve months in advance.

Philippe Krakowsky Employment Agreement

        On January 1, 2006, Interpublic entered into an employment agreement with Mr. Krakowsky to serve as Executive Vice President, Strategy and Corporate Relations. In addition to his base salary, Mr. Krakowsky is eligible for a target annual bonus under the Annual Management Incentive Plan equal to 75% of his base salary, with the actual award in future years up to a maximum of 200% of target depending on Interpublic performance, his individual performance, and management discretion. In 2007, the Compensation Committee increased Mr. Krakowsky's annual target bonus to 100% of his base salary, with the actual award between 0% and 200% of the target depending on Interpublic profits, individual performance and management discretion.

        In addition, the agreement provides that Mr. Krakowsky is entitled to (i) participate in Interpublic's Capital Accumulation Plan, with an annual dollar credit of $50,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $10,000, (iv) receive an annual financial planning allowance of $2,500 and (vi) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2007, the Compensation Committee increased Mr. Krakowsky's base salary by $20,000 as a substitute for his annual automobile and club allowances.

        The agreement also provides for participation in Interpublic's performance-based long-term incentive programs with a total expected annual target award value of $500,000. Each year's award may consist of stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee. Performance and vesting criteria for any award must be consistent with the criteria generally required of the executive team.

        If Mr. Krakowsky's employment is terminated other than for Cause, Mr. Krakowsky would be entitled to receive salary continuation, at the rate in effect before his termination, for 12 months from when notice of his termination is provided; provided that if Mr. Krakowsky obtains alternative employment before the end of the severance period, the amount of his severance pay will be reduced (but not below zero) by the amount of the non-contingent compensation payable to Mr. Krakowsky in connection with his new employment for service before the end of the severance period. Mr. Krakowsky is also eligible to receive a bonus for the year in which his employment is terminated. After an involuntary termination, Mr. Krakowsky would be eligible to receive (i) medical, dental, and vision benefits at active employee rates (or cash in lieu thereof) until the end of the severance period (followed by COBRA coverage at standard

COBRA rates), (ii) a cash payment equal to the amount of matching contributions that Interpublic would have contributed on his behalf to the Interpublic Savings Plan if he had continued participating in that plan until the end of the severance period and (iii) a cash payment for Mr. Krakowsky to continue for 12 months from the notice date the level of life insurance provided by Interpublic before the termination. These benefits would automatically end if Mr. Krakowsky accepts employment with another employer offering similar benefits. Mr. Krakowsky may terminate his employment at any time by giving notice to Interpublic at least six-months in advance.

Timothy A. Sompolski Employment Agreement

        On July 6, 2004, Interpublic entered into an employment agreement with Mr. Sompolski to serve as Executive Vice President, Human Resources, of Interpublic. The agreement provides that in addition to his annual salary in the amount indicated above, Mr. Sompolski will be eligible for a target annual bonus under the Annual Management Incentive Plan equal to 75% of his base salary, with the actual award up to a maximum of 150% of base salary depending Interpublic profits, his individual performance, and management discretion.

        In addition, the agreement provides that Mr. Sompolski is entitled to (i) participate in Interpublic's Capital Accumulation Plan, with an annual dollar credit of $75,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $10,000, (iv) receive an annual financial planning allowance of $2,500, and (v) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2007, the Compensation Committee increased Mr. Sompolski's base salary by $20,000 as a substitute for his annual automobile and club allowances.

        The agreement also gives Mr. Sompolski the right to (i) receive an initial long-term incentive grant of restricted stock having an aggregate market value of $400,000 vesting on the third anniversary date of the grant date, (ii) receive an initial long-term incentive grant of options to purchase shares of Interpublic Common Stock having an aggregate expected value of $400,000 on the date of grant, vesting in three equal annual amounts on the second, third and fourth anniversaries of the grant date and (iii) participate in Interpublic's performance based long-term incentive programs with a total expected annual target award value of $800,000. Each award may consist of stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee. Performance and vesting criteria for any award must be consistent with the criteria generally required of the executive team.

        In the event of a Qualifying Termination of Mr. Sompolski's employment, he would be entitled to a lump-sum cash payment equal to the sum of (i) amount by which his annual salary at the then-current rate exceeds the salary paid to him for the period beginning on the date the notice of termination was given and ending on the termination date and (ii) a pro rata portion of his target bonus for the year in which the termination occurs; provided that if during this period Mr. Sompolski obtains alternative employment, he will be obligated to reimburse to Interpublic for all or any portion of the salary component of this payment received as compensation from the new employer. After his termination date, Mr. Sompolski will be eligible to receive (i) medical, dental, and vision benefits at active employee rates (or cash in lieu thereof) until the end of the severance period (followed by COBRA coverage at standard COBRA rates), and (ii) a cash payment equal to the amount of matching contributions that Interpublic would have contributed on his behalf to the Interpublic Savings Plan if he had continued participating in that plan until the end of the severance period. These benefits would automatically end if Mr. Sompolski accepts employment with another employer offering similar benefits. Mr. Sompolski also may terminate his employment without "good reason" at any time by giving notice to Interpublic at least one month in advance.

Executive Severance Plan

        Effective July 6, 2007, Interpublic established the Executive Severance Plan ("ESP") which provides severance and other welfare benefits for certain senior management employees, including the named executive officers, in the event of a Qualifying Termination.

        In general, the ESP provides for salary continuation, at the base salary rate in effect for the year of termination, for a "designated number of months," measured from a notice date. Absent a Change of Control, severance under the ESP is generally paid in installments; but if the executive's Qualifying Termination occurs within two years after a Change of Control, severance would be paid in a lump sum. The "designated number of months" for Mr. Roth is 24 and for Messrs. Dooner, Krakowsky, Mergenthaler and Sompolski is 18.

        The ESP also provides for continued medical, dental and vision benefits at active employee rates (or cash in lieu thereof) for the designated number of months, followed by COBRA coverage (or cash in lieu thereof) at regular COBRA rates.

        The amount of any executive's payments or benefits under the ESP is reduced by the amount of the executive's salary continuation and comparable benefits under his employment agreement and any other arrangement. The excess (if any) of an executive's ESP benefits over his benefits under an employment agreement or other arrangement would be paid after the period for which severance is provided under the other agreement or arrangement.

        The ESP requires the executive to agree to certain post-termination covenants which, if violated, would result in the forfeiture of the executive's future severance payments and benefits. The executive must also execute a mutual release in order to receive the payments and benefits under the ESP.

Change of Control Agreements

        Each named executive officer has entered into an agreement with Interpublic that provides for special severance and benefits in the event of a Qualifying Termination within two years after a Change of Control.

        Each of these change of control agreements provides for a severance payment equal to the executive's "designated number" (as defined below) times the sum of the executive's base salary plus his target bonus. For purposes of this calculation, salary and target bonus refer to the greater of (a) the executive's base salary or target bonus, as applicable, for the year of the Change of Control, or (b) the executive's base salary or target bonus, as applicable, for the year of the Qualifying Termination. For Messrs. Roth and Dooner, the "designated number" is three and the severance period is 36 months. For Messrs. Krakowsky, Mergenthaler and Sompolski, the "designated number" is two and the severance period is 24 months.

        In addition, if the named executive officer is a participant in the CAP, he is entitled to a lump-sum payment equal to the sum of (i) the annual dollar credits that would be credited to his CAP account if his executive's severance were paid in semi-monthly installments (rather than a lump sum), plus (ii) a prorated annual dollar credit for the year in which the severance period expires (if the expiration date is not December 31st), plus (iii) a pro-rated interest credit, at the rate applied under CAP for the year in which the executive's CAP balance is paid.

        The severance payments required under each Change of Control Agreement will be made in a lump sum.

        Each agreement also provides that in the event of a Qualifying Termination, the named executive officer is entitled to receive through the severance period, the medical, dental and vision benefits provided under the ESP in effect as of the effective date of the Change of Control Agreement.

        The payments to a named executive officer under the Change of Control Agreement are instead of, and not in addition to, any payments under the executive's employment agreement and the ESP.

        Each Change of Control Agreement requires the executive to agree to certain post-termination covenants which, if violated, would result in the forfeiture of the executive's future severance payments and benefits.

SEVERANCE AND CHANGE OF CONTROL BENEFITS

        Upon certain types of terminations of employment, severance benefits may be paid to the named executive officers. The severance benefits payable to each named executive officer are discussed in the description of the officer's employment agreement, and the descriptions of the ESBAs, SERIP, CAP, ESP, change of control agreements and other arrangements for which each such named executive officer participates. Some benefit payments shown in the tables below may be reduced if necessary to avoid adverse tax consequences for the names executive officers under Section 280G of the Internal Revenue Code. Each named executive officer's employment agreement, the ESBA, SERIP, CAP, ESP, change of control agreements and other compensatory arrangements are summarized beginning on page 42 of this Proxy Statement. The following tables present the value of various payments and other benefits that each named executive officer would have received had his employment terminated as of December 31, 2007. The following tables do not reflect the benefits Mr. Roth may be entitled to receive under the SERIP which became effective on April 1, 2008.

Estimated Current Value of Benefits Upon Termination for "cause" or for Voluntary Termination (without "good reason")

        The following tables present the payments and other benefits that each named executive officer would be entitled to receive had such executive's employment been terminated for "cause" by Interpublic or by the executive without "good reason" on December 31, 2007. In general (subject to certain variations in each executive's employment agreement), Interpublic would have "cause" to terminate an executive if the executive (a) a materially breaches of a provision in executive's employment agreement with Interpublic and fails to cure such breach within a fifteen (15) day period, (b) misappropriates funds or property of Interpublic; (c) makes any attempt to secure any personal profit related to the business of Interpublic without proper prior written approval; (d) engages in fraud, material dishonesty, gross negligence, gross malfeasance or insubordination, or willful (i) failure to follow the code of conduct of Interpublic or (ii) misconduct in the performance of his duties, excluding in each case acts taken in good faith that do not cause material harm to Interpublic; (e) refusal or failure to attempt in good faith to perform his duties as an employee or to follow a reasonable good-faith direction of the Board of Directors or the person to whom the executive reports directly and such refusal or failure has not been cured within a fifteen (15) day period; (f) has committed, or a formal charge or indictment alleges the executive to have committed, a felony or a crime involving dishonesty, fraud, or moral turpitude; or (g) engages in conduct that is clearly prohibited by the policy of Interpublic prohibiting discrimination or harassment based on age, gender, race, religion, disability, national origin or any other protected category.

Name	Severance ($)	Bonus Payment ($)	Unvested Stock Option Spread ($) (1)	Unvested Restricted Stock ($)	Performance Based Shares ($)	Pension Benefit ($) (2)(3)	Deferred Compensation ($) (4)(5)	Welfare and Other Benefits ($)
Mr. Roth	0	0	0	0	0	n/a	677,938	0
Mr. Mergenthaler	0	0	0	0	0	n/a	0	0
Mr. Dooner	0	0	0	0	0	33,390,268	46,563	0
Mr. Krakowsky	0	0	0	0	0	295,833	0	0
Mr. Sompolski	0	0	0	0	0	n/a	320,953	0

(1)
No unvested stock options would vest upon the termination events illustrated in this table.

(2)
For Mr. Dooner, represents:

(i)
payments of $2,188,940 per year for 15 years, totaling $32,834,100, under the 5 ESBA agreements entered into between 1986 and 2002 upon the termination events illustrated in this table. In the event of a termination of Mr. Dooner's employment for "cause" Interpublic would contend that it has no obligation to make any payments under his ESBA agreements; and

  (ii)
  a total benefit of $556,168 (if paid in a lump sum), as of December 31, 2007, to be received under the Retirement Account Plan.

(3)
Represents payments of $50,000 per year (and a pro-rated portion for any partial year) for five years, 11 months, totaling $295,833 upon the termination events illustrated in this table. In the event of a termination of Mr. Krakowsky's employment for "cause" Interpublic would contend that it has no obligation to make any payment under his ESBA agreement.

(4)
Represents benefits to be received under the CAP by Messrs. Roth and Sompolski upon the termination events illustrated in this table.

(5)
Represents for Mr. Dooner benefits to be received under the (i) SDCA and (ii) the Supplemental Compensation Plan.

Estimated Current Value of Severance Benefits for Termination without "cause" or Voluntary Termination for "good reason"

        The following table present the payments and other benefits that each named executive officer would be entitled to receive had such executive's employment been terminated other than for "Cause," or if the executive resigned for Good Reason on December 31, 2007. In general, "Good Reason" is defined under the applicable plans, agreements and other arrangements as an action by Interpublic, without the executive's consent, that (a) materially reduces the Executive's base salary, (b) materially diminishes the authority, duties or responsibilities of the executive or the supervisor to whom the executive is required to report, (c) materially diminishes the budget over which the Executive retains authority, (d) requires the executive to be based in an office more than fifty (50) miles outside the city in which he is principally based; or (e) materially breaches an employment agreement with the executive.

Name	Severance ($) (1)(2)	Bonus Payment ($) (2)	Unvested Stock Option Spread ($) (3)	Unvested Restricted Stock ($)	Performance Based Shares ($)	Pension Benefit ($) (4)(5)	Deferred Compensation ($) (6)(7)	Welfare and Other Benefits ($) (8)
Mr. Roth	2,260,000	0	0	0	0	n/a	1,447,697	43,450
Mr. Mergenthaler	1,350,000	1,800,000	0	409,092	0	n/a	547,831	36,352
Mr. Dooner	1,927,500	0	0	0	0	38,273,668	46,563	28,989
Mr. Krakowsky	930,000	eligible	0	210,099		370,833	162,766	46,580
Mr. Sompolski	855,000	427,500	0	0	0	n/a	425,328	36,352

(1)
The severance and benefits received for Messrs. Roth, Dooner and Krakowsky upon a resignation for "good reason" are provided only under the ESP, and not under their employment agreements.

(2)
The form and time of the severance and bonus payments for the named executive officers are described in the named executive officer employment agreement summary under the heading "Employment Agreements" on page 48 and ESP summary under the heading "Executive Severance Plan" on page 52.

(3)
Represents the aggregate amount of the difference between the closing stock price of Interpublic common stock on December 31, 2007 ($8.11) and exercise price of the "in-the-money" options that vest upon the termination events illustrated in this table. The exercise price of the options that vest upon the termination events illustrated in this table exceeds the closing stock price of Interpublic on December 31, 2007 ($8.11).

(4)
For Mr. Dooner, represents:

(i)
payments of $2,514,500 per year for 15 years, totaling $37,717,500, that Mr. Dooner would receive under the 5 ESBA agreements entered into between 1986 and 2002 upon the termination events illustrated in this table; and

(ii)
a total benefit of $556,168 (if paid in a lump sum), as of December 31, 2007, to be received under the Retirement Account Plan.

(5)
For Krakowsky, represents payments of $50,000 per year (and a pro-rated portion for any partial year) for seven years, five months, totaling $370,833 that Mr. Krakowsky would receive under his ESBA upon the termination event illustrated in this table.

(6)
Represents benefits to be received under the CAP by Messrs. Roth, Mergenthaler, Krakowsky and Sompolski upon the termination event described in this table.

(7)
Represents for Mr. Dooner benefits to be received under the (i) SDCA and (ii) the Supplemental Compensation Plan.

(8)
Includes for:

(i)
Mr. Roth (i) premiums for medical/dental coverage paid by Interpublic; and (ii) employer match under 401(k) plan;

(ii)
Mr. Mergenthaler, premiums for medical/dental coverage paid by Interpublic;

(iii)
Mr. Dooner premiums for medical/dental coverage paid by Interpublic;

(iv)
Mr. Krakowsky (i) premiums for medical/dental coverage paid by Interpublic, (ii) life insurance premium payments, (iii) financial planning allowance, and (iv) employer match under 401(k) plan; and

(v)
Mr. Sompolski (i) premiums for medical/dental coverage paid by Interpublic and (ii) employer match under 401(k) plan.

Estimated Current Value of Severance Benefits for Death and Disability

        The following tables present the payments and other benefits that each named executive officer would be entitled to receive in the event of such executive's death or termination of employment due to disability on December 31, 2007.

Name	Severance ($)	Bonus Payment ($)	Unvested Stock Option Spread ($) (1)(2)	Unvested Restricted Stock ($) (2)	Performance Based Shares ($) (3)	Pension Benefit ($) (4)(5)	Deferred Compensation ($) (6)(7)	Welfare and Other Benefits ($)
Mr. Roth	0	0	0	696,738	2,809,742	n/a	677,938	0
Mr. Mergenthaler	0	0	0	502,317	1,369,090	n/a	0	0
Mr. Dooner	0	0	0	363,093	1,077,089	38,273,668	46,563	0
Mr. Krakowsky	0	0	0	127,335	530,483	3,675,000	0	0
Mr. Sompolski	0	0	0	224,517	667,080	n/a	320,953	0

(1)
Represents the aggregate amount of the difference between the closing stock price of Interpublic common stock on December 31, 2007 ($8.11) and exercise price of the "in-the-money" options that vest upon the termination of events illustrated in this table. The exercise price of the options that vest upon the termination event described in this table exceeds the closing stock price of Interpublic on December 31, 2007 ($8.11).

(2)
In the event of the termination events illustrated in this table, a named executive officer would be entitled to (i) full vesting of all unvested stock options and providing for one year to exercise and (ii) pro-rata vesting of unvested shares of restricted stock.

(3)
In the event of the termination events illustrated in this table, a named executive officer would be entitled to pro-rata vesting of the performance-based shares (assuming the completion by the executive of at least one year in the performance cycle) determined by pro-rating the target number of shares (based on actual months employed from the issuance date of the applicable shares) and awarding the adjusted number of shares based on (i) the actual performance through the date of such executive's termination and (ii) estimated performance for the remainder of the performance period.

(4)
For Mr. Dooner, represents:

(i)
payments of $2,514,500 per year for 15 years, totaling $37,717,500, that Mr. Dooner's beneficiaries would receive under the 5 ESBA agreements entered into between 1986 and 2002 upon the termination of his employment due to death. Upon the termination of Mr. Dooner's employment due to disability, he would receive payments of $2,200,100 per year for 15 years, totaling $33,001,500; and

(ii)
a total benefit of $556,168 (if paid in a lump sum), as of December 31, 2007, to be received under the Retirement Account Plan.

(5)
For Mr. Krakowsky, represents an annual benefit of $245,000 per year for 15 years, totaling $3,675,000, which Mr. Krakowsky's beneficiaries would receive under his ESBA upon the termination of his employment due to death. Upon the termination of Mr. Krakowsky's employment due to disability, he would receive a total payment of $295,833, representing payments of $50,000 per year (and a pro-rated portion for any partial year) for five years, 11 months.

(6)
Represents benefits to be received under the CAP by Messrs. Roth and Sompolski upon the termination event illustrated in this table.

(7)
Represents for Mr. Dooner benefits to be received under the (i) SDCA and (ii) the Supplemental Compensation Plan.

Estimated Current Value of "Change of Control" Benefits as of December 31, 2007

        The following tables present the payments and other benefits that each named executive officer would be entitled to receive under the 2006 PIP in the event of a change of control of Interpublic as defined under the 2006 PIP had such event occurred on December 31, 2007. For purpose of the 2006 PIP, a change of control would generally occur if: (i) any person, other than Interpublic or any of its subsidiaries, becomes the beneficial owner of 30% or more of the combined voting power of Interpublic's then outstanding voting securities, (ii) a tender offer or exchange offer (other than an offer by Interpublic), pursuant to which 20% or more of the then outstanding shares of common stock were purchased, expires, (iii) the shareholders of Interpublic approve an agreement to merge or consolidate with another corporation and the surviving corporation is neither Interpublic nor a corporation that was, prior to the merger or consolidation, a subsidiary of Interpublic, (iv) the shareholders approve an agreement (including a plan of liquidation) to sell or otherwise to dispose of all or substantially all of Interpublic's assets, or (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by Interpublic's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or who were elected by directors who were directors at the beginning of the period.

Name	Bonus Payment ($) (1)	Unvested Stock Option Spread ($) (2)	Unvested Restricted Stock ($) (3)	Performance Based Shares ($) (4)
Mr. Roth	1,695,000	0	1,308,280	11,722,104
Mr. Mergenthaler	900,000	0	1,616,437	3,017,179
Mr. Dooner	1,285,000	0	904,281	2,714,481
Mr. Krakowsky	620,000	0	270,533	1,336,365
Mr. Sompolski	427,500	0	459,585	1,660,514

(1)
Under the 2006 PIP, all MICP bonuses are paid out at the target performance level upon a "change of control."

(2)
Represents the aggregate amount of the difference between the closing stock price of Interpublic on December 31, 2007 ($8.11) and exercise price of the "in-the-money" options that vest upon the termination event described in this table. The exercise price of the options that vest upon the termination event described in this table exceed the closing stock price of Interpublic on December 31, 2007 ($8.11).

(3)
Includes the face value of accelerated shares of restricted stock upon a "change of control" assuming an $8.11 share price as of December 31, 2007.

(4)
Performance based shares immediately vest upon a "change of control" and are paid out at the target performance level, other than the performance based share awards granted on June 15, 2006, which would be paid out at the maximum performance level. The performance based shares have an assumed share price of $8.11 as of December 31, 2007.

Estimated Current Value of Severance Benefits for a Qualifying Termination
following a Change of Control as of December 31, 2007

        The following tables present the payments and other benefits that each named executive officer would be entitled to receive in the event of a Qualifying Termination of a named executive officer's employment on December 31, 2007, within two years after a Change of Control of Interpublic. For purposes of the ESP, CAP, SERIP, ESBAs, employment agreements and change of control agreements, a "Change of Control" generally occurs if: (i) any person, other than Interpublic or any of its subsidiaries, becomes the beneficial owner of more than 50% of the combined voting power of Interpublic's then outstanding voting securities, (ii) any person, other than Interpublic or any of its subsidiaries acquires ownership of thirty percent 30% or more of the combined voting power of Interpublic's then-outstanding voting securities, (iii) any person acquires assets 40% or more of Interpublic's assets (determined based on gross fair market value) or (iv) during any 12 month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of their appointment or election. The payments and other benefits reflected in the following table are in addition to the payments set forth in the "Estimated Current Value of "Change of Control" Benefits as of December 31, 2007" table.

Name	Severance ($) (1)	Bonus Payment ($)	Unvested Stock Option Spread ($) (2)	Unvested Restricted Stock ($)	Performance Based Shares ($)	Pension Benefit ($) (3)(4)	Deferred Compensation ($) (5)(6)	Welfare and Other Benefits ($) (7)
Mr. Roth	8,475,000	0	0	0	0	n/a	1,727,938	51,783
Mr. Mergenthaler	3,600,000	0	0	0	0	n/a	713,996	48,470
Mr. Dooner	7,710,000	0	0	0	0	38,273,668	46,563	57,978
Mr. Krakowsky	2,480,000	0	0	0	0	395,833	202,350	48,470
Mr. Sompolski	1,995,000	0	0	0	0	n/a	470,953	48,470

(1)
The form and time of the severance and bonus payments in the event of a Qualifying Termination are described in the summary of the change of control agreements under the heading "Change of Control Agreements" on page 52.

(2)
Represents the aggregate amount of the difference between the closing stock price of Interpublic on December 31, 2007 ($8.11) and exercise price of the "in-the-money" options that vest upon the termination event illustrated in this table. The exercise price of the options that vest upon the termination event illustrated in this table exceed the closing stock price of Interpublic on December 31, 2007 ($8.11).

(3)
For Mr. Dooner, represents:

(i)
The sum of $2,514,500 per year for 15 years, totaling 37,717,500, that would be to be paid under 5 ESBA agreements entered into between 1986 and 2002. Under the ESBAs, this benefit would be paid in a lump sum equal to the present value of the series of payments; as a result of the time value of money, the amount paid would be less than $37,717,500; and

(ii)
a total benefit of $556,168 (if paid in a lump sum), as of December 31, 2007, to be received under the Retirement Account Plan.

(4)
For Mr. Krakowsky, represents the sum of $50,000 per year for seven years, 11 months, to be received under Mr. Krakowsky's ESBA agreement. Under the ESBA, this benefit would be paid in a lump sum equal to the present value of the series of payments; as a result of the time value of money, the amount paid would be less than $395,833.

(5)
Represents benefits to be received under the CAP by Messrs. Roth, Mergenthaler, Krakowsky and Sompolski upon the termination event described in this table.

(6)
Represents for Mr. Dooner benefits to be received under the (i) SDCA and (ii) the Supplemental Compensation Plan.

(7)
Represents premiums for medical/dental coverage paid by Interpublic through the severance period of the applicable named executive officer under his Change of Control Agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires Interpublic's directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of Interpublic's equity securities, to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of Interpublic's equity securities and provide a copy of those filing to Interpublic.

        Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2007, and on the written representations made by Interpublic's directors and executive officer that no other reports were required, we believe that each person subject to Section 16(a) timely filed all required reports.

2.    APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP served as the independent registered public accounting firm of Interpublic for 2007. This firm has been Interpublic's independent auditors since 1952. PricewaterhouseCoopers LLP has advised Interpublic that it is an independent registered public accounting firm with respect to Interpublic and its subsidiaries within the meaning of the rules and regulations of the SEC.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

        Interpublic is submitting to the vote of shareholders at the annual Meeting a proposal to confirm the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of Interpublic for the year 2008. Interpublic is submitting this proposal to you because the Board of Directors believes that such action follows sound corporate practice. If you do not confirm the appointment of the independent registered public accounting firm, the Board of Directors will consider it a direction to consider selecting other auditors for 2009. However, even if you confirm the appointment, the Board of Directors may still appoint a new independent registered public accounting firm at any time during 2008 if it believes that such a change would be in the best interests of Interpublic and its shareholders.

Fees Paid to PricewaterhouseCoopers LLP

        The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit services performed in connection with the consolidated financial statements and reports for fiscal years 2007 and 2006, respectively, and for other services rendered during those years with respect to Interpublic and its subsidiaries.

Fee Category	2007 ($)	% of Total	2006 ($)	% of Total
Audit Fees	48,370,000	89.7%	$65,840,000	93.0%
Audit Related Fees	837,000	1.5%	250,000	0.5%
Tax Fees	4,674,000	8.7%	4,580,000	6.5%
All Other Fees	49,000	0.1%	—	—
Total Fees	53,930,000	100%	$70,670,000	100%

        Audit Fees:    Consists of fees and out-of-pocket expenses billed for professional services rendered for the audit of Interpublic's consolidated financial statements and the audit of the effectiveness of internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, attest services, except those not required by statute or regulation.

        Audit Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Interpublic's consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, compliance audits and reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

        Tax Fees:    Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, assistance with custom and duties audits, expatriate tax services and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services include miscellaneous tax consulting and planning.

        All Other Fees:    In 2007, other fees consisted of the performance of studies related to information technology and human resources. There were no amounts that comprised other fees in 2006.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee approves all audit and permissible non-audit services provided by the independent auditors. The permissible non-audit services may include audit-related services, tax-related services and all other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to its Chairman for projects less than $100,000, who must report any decision to the Audit Committee at the next scheduled meeting.

        The affirmative vote of the majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONFIRMATION OF
THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

AUDIT COMMITTEE REPORT

        The primary function of the Audit Committee is to assist the Board of Directors in its oversight of Interpublic's financial reporting process. The Committee operates pursuant to a Charter approved by the Board.

        Management is responsible for Interpublic's consolidated financial statements and overall reporting process, including the system of internal controls. PricewaterhouseCoopers LLP, Interpublic's independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of Interpublic's consolidated financial statements and expressing opinions as to the conformity of the annual consolidated financial statements with generally accepted accounting principles. With respect to the year ended December 31, 2007, the Audit Committee has:

  •
  Reviewed and discussed the audited consolidated financial statements with management;

  •
  Reviewed and discussed with PricewaterhouseCoopers LLP the scope, staffing and general extent of the audit;

  •
  Reviewed with management and PricewaterhouseCoopers LLP the selection, application and disclosure of Interpublic's critical accounting policies used in the preparation of Interpublic's annual audited financial statements;

  •
  Evaluated PricewaterhouseCoopers LLP's performance, qualifications and quality control procedures;

  •
  Pre-approved all services, both audit (including all audit engagement fees and terms) and permitted, non-audit services performed by PricewaterhouseCoopers LLP;

  •
  Established clear policies with management for the hiring of current or former employees of PricewaterhouseCoopers LLP who participate in any capacity in Interpublic's audit;

  •
  Overseen compliance with Interpublic's Code of Ethics and procedures for the confidential and anonymous submission by employees of Interpublic and others of complaints about accounting, internal controls or auditing matters;

  •
  Reviewed with management, Interpublic's internal auditors and PricewaterhouseCoopers LLP, Interpublic's significant internal accounting and financial reporting controls and any significant deficiencies or material weaknesses relating to such internal accounting and financial reporting controls;

  •
  Reviewed and discussed with management, Interpublic's internal auditors and PricewaterhouseCoopers LLP, any disclosures made to the Committee by Interpublic's Chief Executive Officer and Chief Financial Officer in connection with the certifications required by SEC rules to be made by each such officer in Interpublic's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

  •
  Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended by SAS 90 (Codification of Statements on Auditing Standards AU Section 380), as may be modified or supplemented; and

  •
  Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with PricewaterhouseCoopers LLP matters relating to that firm's independence and considered whether performance by PricewaterhouseCoopers LLP of non-audit services for Interpublic is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management's assessment of internal control over financial reporting be included in Interpublic's Annual Report on Form 10-K for the year ended December 31, 2007.

                      Richard A. Goldstein, Chairman
                      H. John Greeniaus
                      Mary J. Steele Guilfoile
                      William T. Kerr
                      J. Phillip Samper
                      David M. Thomas

3.    SHAREHOLDER'S PROPOSAL ENTITLED "SPECIAL SHAREHOLDER MEETINGS"

        Interpublic is advised that a shareholder intends to present the proposal set forth below for consideration and action by shareholders at the Annual Meeting. The name and address of this shareholder and the number of shares of Common Stock the shareholder has stated that he owns will be furnished to any shareholder by Interpublic promptly upon receipt by Interpublic of an oral or written request for such information. The text of the shareholder's proposal and supporting statement is as follows:

Text of Shareholder Proposal

        RESOLVED, shareholders ask our board of directors to amend our bylaws and any other appropriate governing documents to give holders of 10% of our outstanding common stock (or the lowest possible percentage allowed by law above 10%) the power to call a special shareholder meeting, in compliance with applicable law.

Supporting Statement

        Special meetings allow investors to vote on important matters, such as a takeover offer, that can arise between annual meetings. If shareholders cannot call special meetings, management may become insulated and investor returns may suffer.

        Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important regarding a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

        Eighteen (18) proposals on this topic also averaged 56%-support in 2007—including 74%-support at Honeywell (HON) according to RiskMetrics (formerly Institutional Shareholders Services). Subsequently Honeywell said in a news release that it would adopt this proposal topic.

        The Shareholder proponent said the merits of the proposal should also be considered in the context of our company's overall corporate governance structure and individual director performance. For instance in 2007 the following structure and performance issues were identified:

  •
  The Corporate Library http://www.thecorporatelibrary.com/, an independent investment research firm, rated our company "Very High Concern" in Accounting.

  •
  The Corporate Library lowered its overall Rating for Interpublic due to our Board's continued inability to comply with Sarbanes-Oxley Section 404.

  •
  We did not have an Independent Chairman to oversee our CEO.

  •
  Our CEO Mr. Roth had time for two outside directorships.

Additionally:

  •
  Our directors also served on 4 boards rated D by The Corporate Library:

1) Mr. Bell	Warnaco Group (WRNC) DHB Industries
2) Mr. Greeniaus	PRIMEDIA (PRM)
2) Mr. Kerr	Meredith Corp. (MDP)
  •
  Mr. Greeniaus and Mr. Kerr was each served on our audit and compensation committees.

  •
  Mr. Brack and Mr. Samper (with 17-years tenure) each received our double digit withheld votes in 2007.

The above concerns shows there is need for improvement and reinforces the reason to encourage our board to respond positively to this proposal:

Special Shareholder Meetings
Yes on 3

Interpublic's Statement in Opposition

        The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

        Special Meetings—Under our by-laws, a special meeting of shareholders may be called at any time by the Board, and must be called by the Chairman of the Board, a Co-Chairman of the Board or the Secretary of Interpublic upon the written request of a majority of either (i) the Board of Directors or (ii) a majority of the outstanding common stock. This by-law provision conforms to the requirements of the Delaware Corporation Law. For a company with as many shareholders as Interpublic, a special meeting of shareholders is a very expensive and time-consuming affair because of the legal costs in preparing required disclosure documents, printing and mailing costs, and the time commitment required of the Board and members of senior management to prepare for and conduct the meeting. Calling special meetings of shareholders is not a matter to be taken lightly, and should be extraordinary events that only occur when either fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting.

        Current Shareholder Access—As set forth on pages 5 and 9, shareholders have the ability to present proposals at the Annual Meeting and make director nominations, in accordance with the information and timely notice requirements set forth in the by-laws or the procedures set forth under the requirements of the Exchange Act, as applicable. Shareholders also have the ability to recommend director nominees to the Corporate Governance Committee of the Board and to communicate concerns to the Board outside of the framework of the Annual Meeting. (See "Communications with the Board of Directors and Non-Management Directors" on page 10.)

        Directors' Business Judgment—Enabling a minority of shareholders to call special meetings could impose substantial administrative and financial burdens on Interpublic, and significantly disrupt the conduct of Interpublic's business. The current by-law provision is an appropriate corporate governance provision for a public company of our size because it allows the directors, according to their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of shareholders to convene a special meeting.

Vote Required

        The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

4.    SHAREHOLDER PROPOSAL ON ADVISORY VOTE

        Interpublic is advised that a shareholder intends to present the proposal set forth below for consideration and action by shareholders at the Annual Meeting. The name and address of this shareholder and the number of shares of Common Stock the shareholder has stated that he owns will be furnished to any shareholder by Interpublic promptly upon receipt by Interpublic of an oral or written request for such information. The text of the shareholder's proposal and supporting statement is as follows:

Text of Shareholder Proposal

        Resolved, that shareowners of The Interpublic Group of Companies, Inc. (the "Company") urge the board of directors to adopt a policy that Company shareowners be given the opportunity at each annual meeting of shareowners to vote on an advisory resolution, to be proposed by the Company's management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareowners should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

        Investors are increasingly concerned about mushrooming executive compensation that sometimes appears to be insufficiently aligned with the creation of shareowner value. Too many times companies pay for failure and overpay for average performance.

        The SEC has created a new rule, with record support from investors, requiring companies to disclose additional information about compensation and perquisites for top executives. The rule has recently gone into effect. In establishing the rule the SEC has made it clear that it is the role of market forces, not the SEC, to provide checks and balances on compensation practices.

        We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareowners with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareowners to cast an advisory vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives shareowners a clear voice that could help shape senior executive compensation.

        Currently U.S. stock exchange listing standards require shareowner approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareowners do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

        Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

        Accordingly, we urge the Company's board to allow shareowners to express their opinion about senior executive compensation at the Company by giving shareowners the opportunity to ratify the executive compensation. The results of such a vote would, we think, provide the Company with useful information about whether shareowners view the Company's senior executive compensation, as reported each year, to be in shareowners' best interests. The executive compensation advisory vote is endorsed by the Council of Institutional Investors and a survey by the Chartered Financial Analyst Institute found that 76% of its members favored giving shareowners an advisory vote.

        Please vote for this proposal.

Interpublic's Statement in Opposition

        The proponents' proposal to provide shareholders with an advisory vote on compensation determinations offers no incremental benefit to shareholders and undermines the fundamental principle of corporate governance.

        The Company is governed for the benefit of shareowners by the Board of Directors. The Board of Directors is responsible for all aspects of governance of the Company, including compensation determinations for executives as well as all employees of the Company.

        Executive compensation determinations, in particular, are made by an independent committee of the Board, after consideration of the strategic and financial objectives of the Company, the performance of the individuals and the relevant performance and comparative market data. Shareholder interests are best represented through this process.

        The Compensation Committee has determined that an executive compensation program designed around various elements of compensation, including base salaries, incentive bonuses, and various performance-based equity awards, best meets its dual objectives of attracting retaining highly talented executives and aligning compensation with shareholder returns. The Committee makes extensive use of competitive data on both peer companies and other high performing companies in determining the amount of annual and long-term compensation.

        Additionally, the Committee also considers an executive's performance against specific quantitative and qualitative objectives, which are established on an annual basis and are directly related to the delivery of the financial growth of the Company and creation of shareholder value. The Committee also retains highly knowledgeable and qualified consultants to provide expert advice on appropriate compensation variables and levels.

        The advisory vote called for by the shareholder proponents will not enhance the Company's governance practices, improve accountability or communication with shareowners. The Company has established procedures to provide shareowners a means to communicate directly with Board and Committee members on any issue, including executive compensation. Additionally, the Company also has sufficient accountability mechanisms through, among others, its majority voting requirements to ensure that shareowners opinions are heard.

        The responsibility for determining the appropriate executive compensation levels and programs properly resides with the Board of Directors and an independent Compensation Committee. Based upon the foregoing, the advisory vote proposed by the shareholder proponent is not in the best interest of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

INFORMATION FOR SHAREHOLDERS THAT HOLD INTERPUBLIC COMMON STOCK THROUGH A BANK OR BROKER.

        Under SEC rules, brokers and banks that hold stock for the account of their customers are permitted to elect to deliver a single Annual Report and proxy statement (as well as other shareholder communications from the issuer) to two or more shareholders that share the same address. If you and other residents at your mailing address own shares of Common Stock through a broker or bank, you may have received a notice notifying you that your household will be sent only one copy of Interpublic's 2007 Annual Report and this Proxy Statement. If you did not notify your broker or bank of your objection, you may have been deemed to have consented to the arrangement. If you determine that you would prefer in the future to receive a separate copy of Interpublic's Annual Reports and Proxy Statements, you may revoke your consent at any time by notifying Interpublic by letter addressed to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary or by calling

Corporate Communications at (212) 704-1200. Your notification should include the name of your brokerage firm or bank and your account number.

        If your household received only single copy of the 2007 Annual Report or this Proxy Statement and you would like to receive a separate copy, please contact Interpublic at the above address or telephone number. If you hold your shares of Common Stock through a broker or bank and are receiving multiple copies of our Annual Reports and Proxy Statements at your address and would like to receive only one copy for your household, please contact your broker or bank.

INFORMATION FOR PARTICIPANTS IN THE INTERPUBLIC GROUP OF
COMPANIES, INC. SAVINGS PLAN.

        Participants in The Interpublic Group of Companies, Inc., Savings Plan (the "Plan") may vote the number of shares of Interpublic's Common Stock equivalent to the interest in Interpublic's Common Stock credited to their accounts under the Plan as of the record date. Participants may vote by instructions given to JPMorgan Chase Bank, N.A. ("JPMorgan"), the trustee of the Plan, pursuant to the proxy card being mailed with this document to Plan participants. JPMorgan will vote shares in accordance with duly executed instructions if received on or before May 21, 2008. If JPMorgan does not receive timely instructions, the shares of Common Stock equivalent to the interest in Interpublic's Common Stock credited to that participant's account, pursuant to the terms of the Trust Agreement executed by Interpublic and JPMorgan, will not be voted by JPMorgan. JPMorgan will vote any shares of Common Stock held by the Plan that are not specifically allocated to any individual Plan participant (known as the suspense account) in the same proportion that JPMorgan votes the Common Stock for which it receives timely instructions.

SOLICITATION OF PROXIES

        This solicitation of proxies is made on behalf of the Board of Directors of Interpublic. Solicitation of proxies will be primarily by mail. In addition, proxies may be solicited in person or by telephone, telefax, e-mail or other means by officers, directors and employees of Interpublic, for which they will receive no additional compensation. Banks, brokers and others holding stock in their names or in the names of nominees for the account of their customers will be reimbursed for out-of-pocket expenses incurred in sending proxy material to the beneficial owners of such shares. The cost of solicitation will be borne by Interpublic. D.F. King & Co., New York, N.Y., has been retained to assist Interpublic in the distribution of proxy materials to, and the solicitation of proxies from, brokers and other institutional holders at a fee of $13,000, plus reasonable out-of-pocket expenses. Interpublic also has agreed to indemnify D.F. King for certain liabilities, including liabilities arising under the federal securities laws.

        The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not now known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                      By Order of the Board of Directors,
                      Nicholas J. Camera
                       Secretary

April 18, 2008

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSAL 2, AGAINST PROPOSALS 3 and 4 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

PLEASE MARK YOUR VOTES AS IS IN THIS EXAMPLE		☒		THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 AND AGAINST PROPOSALS 3 AND 4.
1. Election of Directors					FOR	AGAINST	ABSTAIN
				2. Confirm the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm	☐	☐	☐
for 2008
Nominees:		FOR ☐	AGAINST FOR ALL ☐
01. Frank J. Borelli 02. Reginald K. Brack 03. Jocelyn Carter-Miller 04. Jill M. Considine 05. Richard A. Goldstein	06. Mary J. Steele Guilfoile 07. H. John Greeniaus 08. William T. Kerr 09. Michael I. Roth 10. David M. Thomas				FOR	AGAINST	ABSTAIN
				3. Shareholder Proposal on Special Shareholder Meetings	☐	☐	☐

				4. Shareholder Proposal on an advisory vote on	FOR	AGAINST	ABSTAIN
				executive compensation.	☐	☐	☐
If you plan to
attend the
Annual Meeting
For, except vote against for the following nominee(s):		please mark	WILL ATTEND ☐
the WILL
ATTEND box.

Signature	Signature	Date

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/ipg		1-866-540-5760
Use the internet to vote your proxy.	OR	Use any touch-tone telephone to
Have your proxy card in hand		vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement

on the Internet at http://www.interpublic.com/2008/proxymaterials

FORM OF PROXY
THE INTERPUBLIC GROUP OF COMPANIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY FOR ANNUAL MEETING OF SHAREHOLDERS, May 22, 2008

The undersigned hereby constitutes and appoints Michael I. Roth, Frank Mergenthaler and Nicholas J. Camera, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of THE INTERPUBLIC GROUP OF COMPANIES, INC. to be held in the Paley Center for Media, 25 West 52nd Street, New York, New York, on Thursday, May 22, 2008 at 9:30 A.M. Eastern Time, and at any adjournments thereof, on all matters to come before the meeting. If you are a participant in The Interpublic Group of Companies, Inc. Savings Plan (the “Plan”), this card also constitutes voting instructions by the undersigned to JPMorgan Chase Bank, N.A. (“JPMorgan”), the trustee of the trust maintained under the Plan, for all shares held of record by JPMorgan as to which the undersigned is entitled to direct the voting. Any shares for which voting instructions are not timely received, will not be voted by JPMorgan. JPMorgan will vote any unallocated shares held under the Plan in the same proportion as it votes shares for which timely instructions are received.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSAL 2, AGAINST PROPOSALS 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE INTERPUBLIC GROUP OF COMPANIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 22, 2008

9:30 A.M.

PALEY CENTER FOR MEDIA

25 WEST 52ND STREET

NEW YORK, NEW YORK

QuickLinks

THE INTERPUBLIC GROUP OF COMPANIES, INC. 1114 Avenue of the Americas New York, New York 10036
  April 18, 2008
THE INTERPUBLIC GROUP OF COMPANIES, INC. 1114 Avenue of the Americas New York, New York 10036
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 22, 2008.
TABLE OF CONTENTS
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SHARE OWNERSHIP OF MANAGEMENT
1. ELECTION OF DIRECTORS
CORPORATE GOVERNANCE PRACTICES
COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND NON-MANAGEMENT DIRECTORS
CODE OF CONDUCT
MEETINGS AND COMMITTEES OF THE BOARD
NON-MANAGEMENT DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
Grants of Plan-Based Awards
Grants of Plan-Based Awards Table
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
PENSION ARRANGEMENTS
NONQUALIFIED DEFERRED COMPENSATION ARRANGEMENTS
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
SEVERANCE AND CHANGE OF CONTROL BENEFITS
Estimated Current Value of Benefits Upon Termination for "cause" or for Voluntary Termination (without "good reason")
Estimated Current Value of Severance Benefits for Termination without "cause" or Voluntary Termination for "good reason"
Estimated Current Value of Severance Benefits for Death and Disability
Estimated Current Value of "Change of Control" Benefits as of December 31, 2007
Estimated Current Value of Severance Benefits for a Qualifying Termination following a Change of Control as of December 31, 2007
Section 16(a) Beneficial Ownership Reporting Compliance
2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
3. SHAREHOLDER'S PROPOSAL ENTITLED "SPECIAL SHAREHOLDER MEETINGS"
4. SHAREHOLDER PROPOSAL ON ADVISORY VOTE
INFORMATION FOR SHAREHOLDERS THAT HOLD INTERPUBLIC COMMON STOCK THROUGH A BANK OR BROKER.
INFORMATION FOR PARTICIPANTS IN THE INTERPUBLIC GROUP OF COMPANIES, INC. SAVINGS PLAN.
SOLICITATION OF PROXIES